EXHIBIT 10.17

LOAN AGREEMENT

Dated as of November 6, 2012

By and among

THE ENTITIES SET FORTH ON SCHEDULE I ATTACHED HERETO,
collectively, as Borrower

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Lender

i

4.1.5	Agreements	38
4.1.6	Title	38
4.1.7	Solvency	38
4.1.8	Full and Accurate Disclosure	39
4.1.9	No Plan Assets	39
4.1.10	Compliance	40
4.1.11	Financial Information	40
4.1.12	Condemnation	40
4.1.13	Federal Reserve Regulations	41
4.1.14	Utilities and Public Access	41
4.1.15	Not a Foreign Person	41
4.1.16	Separate Lots	41
4.1.17	Assessments	41
4.1.18	Enforceability	41
4.1.19	No Prior Assignment	41
4.1.20	Insurance	42
4.1.21	Use of Property	42
4.1.22	Certificate of Occupancy; Licenses	42
4.1.23	Flood Zone	42
4.1.24	Physical Condition	42
4.1.25	Boundaries	42
4.1.26	Leases	43
4.1.27	Survey	43
4.1.28	Inventory	43
4.1.29	Filing and Recording Taxes	43
4.1.30	Special Purpose Entity/Separateness	44
4.1.31	Management Agreement	44
4.1.32	Illegal Activity	44
4.1.33	No Change in Facts or Circumstances; Disclosure	44
4.1.34	Investment Company Act	45
4.1.35	Embargoed Person	45
4.1.36	Principal Place of Business; State of Organization	45
4.1.37	Environmental Representations and Warranties	45
4.1.38	Cash Management	46
4.1.39	Intentionally Omitted	46
Section 4.2	Survival of Representations	46

ARTICLE V - BORROWER COVENANTS		47
Section 5.1	Affirmative Covenants	47
5.1.1	Existence; Compliance with Legal Requirements	47
5.1.2	Taxes and Other Charges	48
5.1.3	Litigation	49
5.1.4	Access to Properties	49
5.1.5	Notice of Default	49
5.1.6	Cooperate in Legal Proceedings	49
5.1.7	Perform Loan Documents	49
5.1.8	Award and Insurance Benefits	49

5.1.9	Further Assurances	49
5.1.10	Principal Place of Business, State of Organization	50
5.1.11	Financial Reporting	50
5.1.12	Business and Operations	54
5.1.13	Title to the Properties	54
5.1.14	Costs of Enforcement	54
5.1.15	Estoppel Statement	54
5.1.16	Loan Proceeds	55
5.1.17	Performance by Borrower	55
5.1.18	Confirmation of Representations	55
5.1.19	Environmental Covenants	55
5.1.20	Leasing Matters	57
5.1.21	Alterations	59
5.1.22	Operation of Property	60
5.1.23	Embargoed Person	60
5.1.24	Supplemental Mortgage Affidavits	61
Section 5.2	Negative Covenants	61
5.2.1	Operation of Property	61
5.2.2	Liens	61
5.2.3	Dissolution	61
5.2.4	Change In Business	62
5.2.5	Debt Cancellation	62
5.2.6	Zoning	62
5.2.7	No Joint Assessment	62
5.2.8	Intentionally Omitted	62
5.2.9	ERISA	62
5.2.10	Transfers	63

ARTICLE VI - INSURANCE; CASUALTY; CONDEMNATION;		69
Section 6.1	Insurance	69
Section 6.2	Casualty	73
Section 6.3	Condemnation	73
Section 6.4	Restoration	74

ARTICLE VII - RESERVE FUNDS		79
Section 7.1	Intentionally Omitted	79
Section 7.2	Tax and Insurance Escrow Fund	79
Section 7.3	Intentionally Omitted	81
Section 7.4	Intentionally Omitted	81
Section 7.5	Excess Cash Flow Reserve Fund	81
7.5.1	Deposits to Excess Cash Flow Reserve Fund	81
7.5.2	Release of Excess Cash Flow Reserve Funds	81
Section 7.6	Reserve Funds, Generally	81

ARTICLE VIII - DEFAULTS		82
Section 8.1	Event of Default	82
Section 8.2	Remedies	85
Section 8.3	Remedies Cumulative; Waivers	86

SCHEDULES

Schedule I	—	List of Borrowers

Schedule II	—	Alteration Conditions

Schedule III	—	Organizational Chart of Borrower

Schedule IV	—	Form of Cash Management Agreement

Schedule V	—	Leasing Conditions

Schedule VI	-	Purchase Options / Rights of First Refusal

Schedule VII	-	Intentionally Omitted

Schedule VIII	-	Individual Properties

Schedule IX	-	Release Amounts

v

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of November 6, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and assigns, “Lender”) and THE ENTITIES SET FORTH ON SCHEDULE I ATTACHED HERETO, each a Delaware limited liability company, having its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois  60523  (each, an “Individual Borrower” and, collectively, “Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I - DEFINITIONS; PRINCIPLES OF CONSTRUCTION.

Section 1.1            Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Accrual Period” shall mean the period commencing on and including the first (1st) day of each calendar month during the term of the Loan and ending on and including the final calendar date of such calendar month; however, the initial Accrual Period shall commence on and include the Closing Date and shall end on and include the final calendar date of the calendar month in which the Closing Date occurs.

“Accrued Interest” shall have the meaning set forth in Section 2.3.2 hereof.

“Adjusted Release Amount” shall mean, for each Individual Property, the sum of (a) the Release Amount for such Individual Property and (b) twenty percent (20%) of the Release Amount for such Individual Property.

“Affected Property” shall have the meaning set forth in Section 9.2 hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliate Loan” shall mean a loan made by Lender, on or after the date hereof, to any Affiliate of Borrower and/or IREIT that is secured by one (1) or more properties tenanted by Dollar General (or an Affiliate thereof).

“Affiliated Manager” shall mean any Manager in which Borrower, Principal, or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agent” shall mean any Eligible Institution acting as Agent under the Cash Management Agreement.

“Alteration Conditions” shall have the meaning set forth on Schedule II hereof.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for each Individual Property prepared by Borrower in accordance with Section 5.1.11(d) hereof for the applicable Fiscal Year or other period.

“Anticipated Repayment Date” shall mean December 1, 2019.

“Applicable Interest Rate” shall mean (i) prior to the Anticipated Repayment Date, the Initial Interest Rate and (ii) on and after the Anticipated Repayment Date, the Revised Interest Rate.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, each Individual Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of any Individual Property; (e) such Person making an assignment for the benefit of creditors, or admitting, in writing in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender), or any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.7.2 hereof.

“Cash Management Agreement” shall mean a Cash Management Agreement, by and among Borrower, Lender and Agent, in the form attached hereto as Schedule IV (or such other form as Lender shall accept in its sole discretion) as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Event” shall mean (a) the Debt Service Coverage Ratio for the trailing three (3) month period immediately preceding the date of such determination is less than 1.80 to 1.0, or (b) the occurrence of a Cash Sweep Event.

“Cash Management Period” shall mean the period commencing on the occurrence of a Cash Management Event and continuing until the payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents.

“Cash Sweep Event” shall mean the occurrence of:

(a) an Event of Default (a “Default Trigger”);

(b) any Bankruptcy Action of an Individual Borrower (a “Borrower BK Trigger”);

(c) any Bankruptcy Action of Manager (a “Property Manager BK Trigger”);

(d) the Debt Service Coverage Ratio based on the trailing three (3) month period immediately preceding the date of such determination is less than 1.65 to 1.00 (a “DSCR Trigger”);

(e) any Bankruptcy Action of Dollar General (a “Tenant BK Trigger”);

(f) a Tenant Go Dark Event occurring with respect to any two (2) or more Individual Properties (a “Tenant Go Dark Trigger”);

(g) the long-term unsecured debt rating of Dollar General by any two (2) Rating Agencies falls below “BB+” (or its equivalent), or any two (2) Rating Agencies withdraw their rating of Dollar General and EBITDA is $1,375,275,000 or less (a “Tenant Rating Trigger”); or

(h) the Loan shall have not been repaid in full pursuant to the terms hereof on or before the Payment Date that is one (1) month prior to the Anticipated Repayment Date (an “ARD Trigger”).

“Cash Sweep Event Cure” shall mean

(a) if the Cash Sweep Event is caused solely by a Default Trigger, the acceptance by Lender of a cure of such Event of Default (which cure Lender is not obligated to accept and may reject or accept in its sole and absolute discretion, unless required by law),

(b) if the Cash Sweep Event is caused solely by a Bankruptcy Action of an Individual Borrower based on an  involuntary petition against such Individual Borrower with respect to which neither Individual Borrower, Guarantor nor any Affiliate of any Individual Borrower or Guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within thirty (30) days of such filing; provided that such filing does not result in any adverse consequences to the Loan or the Property, as determined by Lender in its sole discretion;

(c) if the Cash Sweep Event is caused solely by a Property Manager BK Trigger, if Borrower replaces the Manager with a Qualified Manager under a Replacement Management Agreement;

(d) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger, the Property achieves a Debt Service Coverage Ratio of 1.75 to 1.00 or greater for six (6) consecutive months based upon the trailing six (6) month period immediately preceding the date of determination;

(e) if the Cash Sweep Event is caused solely by a Tenant BK Trigger, (A) the dismissal of the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction without material modification to any Dollar General Lease, and Dollar General delivers to Lender one (1) or more estoppel certificates confirming that it (or a subtenant approved by Lender) is open for business and paying full unabated rent at each Individual Property, (B) the affirmation by Dollar General of each Dollar General Lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction and Dollar General delivers to Lender one (1) or more estoppel certificates confirming that it (or a subtenant approved by Lender) is open for business and paying full unabated rent at each Individual Property, or (C) the entire demised premises pursuant to each Dollar General Lease is re-leased to a replacement Tenant acceptable to Lender, pursuant to a Lease entered into pursuant to the terms hereof, and such replacement Tenant delivers to Lender one (1) or more estoppel certificates confirming that it is open for business and paying full unabated rent at each Individual Property;

(f) if the Cash Sweep Event is caused solely by a Tenant Go Dark Trigger, (I) (A) Dollar General subsequently delivers to Lender one (1) or more estoppel certificates confirming that, with respect to the applicable Individual Properties, it (or a subtenant approved by Lender) is open for business and paying full unabated rent, or (B) such Individual Property is re-leased or subleased to a replacement Tenant acceptable to Lender, pursuant to a Lease entered into pursuant to the terms hereof, and such replacement Tenant or subtenant delivers to Lender an estoppel certificate confirming (x) the replacement Lease is in full force and effect, (y) neither the Borrower nor replacement Tenant is in default under the replacement Tenant’s Lease, and (z) replacement Tenant is in occupancy of and conducting business in the applicable Individual Property and is paying full unabated rent, and (II) not more than one (1) Individual Property then remains subject to a Tenant Go Dark Event;

(g)  if the Cash Sweep Event is caused solely by the occurrence of a Tenant Rating Trigger, the determination by Lender that the long-term unsecured debt rating of Dollar General by not less than two (2) nationally recognized Rating Agencies is “BB+” (or its equivalent) or better for two (2) consecutive calendar quarters, or EBITDA exceeds $1,375,275,000; or

(h)  if the Cash Sweep Event is caused solely by the occurrence of an ARD Trigger, if Borrower provides Lender with a fully executed commitment letter in a form and substance reasonably acceptable to Lender evidencing the refinance of the Loan;

provided, however, that such Cash Sweep Event Cure set forth in this definition shall be subject to the following conditions, (i) no Event of Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents, (ii) a Cash Sweep Event Cure may occur no more than a total of five (5) times in the aggregate during the term of the Loan, and (iii) Borrower shall have paid all of Lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including, reasonable attorney’s fees and expenses, and (iv) in the case of a Cash Sweep Cure Event pursuant to clause (h) above, if the Loan has not been repaid in full within sixty (60) days after such Cash Sweep Event Cure, such Cash Sweep Event Cure shall be deemed ineffective and the Cash Sweep Period shall be reinstated. Notwithstanding the foregoing, there shall be no Cash Sweep Event Cure following a Cash Sweep Event caused by a Bankruptcy Action of Borrower or an ARD Trigger, except to the extent specifically set forth in clauses (b) and (h), respectively, above.

“Cash Sweep Period” shall mean each period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (a) the Payment Date next occurring following the related Cash Sweep Event Cure (or, if such day is not a Business Day, the immediately preceding Business Day), or (b) until payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty/Condemnation Prepayment” shall have the meaning set forth in Section 6.4(e) hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Certified Rent Roll” shall have the meaning set forth in Section 4.1.26 hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collective Group” shall have the meaning set forth in Section 10.23 hereof.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of an Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b).

“Contribution Agreement” shall mean that certain Contribution Agreement, dated as of the date hereof, by and among each Individual Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  “Controlled” and “Controlling” shall have correlative meanings.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including any Yield Maintenance Premium and any Yield Maintenance Default Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, the scheduled principal (if any) and interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:

(a)           the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Property, or (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of 3% of Gross Income from Operations and (2) the actual management fees incurred, and (B) assumed capital replacement costs contributions equal to $0.27 per square foot of gross leasable area at the Property, and

(C) assumed reserves for tenant improvements and leasing commissions equal to $0.73 per square foot of gross leasable area at the Property; and

(b)           the denominator is the aggregate amount of Debt Service for such period assuming for purposes of this calculation that the Debt Service for each Accrual Period is equal to the Monthly Debt Service Payment Amount.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate or (b) five percent (5%) above the Applicable Interest Rate.

“Disclosure Documents” shall have the meaning set forth in Section 9.1.1(b) hereof.

“Dollar General” shall mean DolgenCorp, LLC.

“Dollar General Lease” shall mean, individually or collectively, as the context requires, each Lease between Borrower and Dollar General.

“EBITDA” shall mean Dollar General’s earnings before interest, taxes, depreciation and amortization as determined by Lender based on Dollar General’s most recently available quarterly financial statements from the most recent four (4) quarters.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean JPMorgan Chase Bank, National Association, or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “AA-” by Fitch and S&P and “Aa3” by Moody’s).

“Embargoed Person” shall mean any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive

Orders or regulations promulgated thereunder including Executive Order 13224 dated September 24, 2001 and those other Executive Orders or regulations related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment.  Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.  Environmental Law also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the environmental conditions of the Property; or relating to wrongful death, personal injury, or property or other damage in connection with any environmental condition or use or presence of Hazardous Substances on or at the Property.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19 hereof.

“Environmental Report” shall have the meaning set forth in Section 4.1.37 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in the Cash Management Agreement.

“Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 7.5 hereof.

“Excess Cash Flow Reserve Fund” shall have the meaning set forth in Section 7.5 hereof.

“Exchange Act” shall have the meaning set forth in Section 9.1.1(e) hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall mean, during any period, all sustainable income as reported on the financial statements delivered by Borrower in accordance with this Agreement, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source during such period, including, but not limited to, (i) Rents from Tenants that are in occupancy, open for business and paying contractual rent without right of offset or credit, (ii) utility charges, (iii) escalations, (iv) forfeited security deposits, (v) interest on credit accounts, (vi) service fees or charges, (vii) license fees, (viii) parking fees, (ix) income from vending machines, (x) business interruption or other loss of income or rental insurance proceeds, (xi) other required pass-throughs, (xii) rent concessions or credits, and (xiii) interest on Reserve Accounts, if any, but excluding (i) Rents from month-to-month Tenants, Tenants during a free-rent period, or Tenants that are included in any Bankruptcy Actions (unless such Tenant has affirmed its Lease and is in occupancy, open for business and paying unabated, post-petition Rent), (ii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (iii) refunds and uncollectible accounts, (iv) sales of furniture, fixtures and equipment, (v) Insurance Proceeds (other than business interruption or other loss of income or rental insurance), (vi) Awards, (vii) unforfeited security deposits, (viii) utility and other similar deposits and (ix) any disbursements to any Individual Borrower from the Reserve Funds, if any.  Gross income shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in the Property or any part thereof.

“Guarantor” shall mean, individually or collectively as the context may require, Inland Real Estate Investment Corporation, a Delaware corporation, and Inland Real Estate Income Trust, Inc., a Maryland corporation.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” include but are not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Identified Affiliate” shall mean (i) Inland Real Estate Corporation, a Maryland corporation, (ii) Inland Real Estate Investment Corporation, a Delaware corporation, (iii) Retail Properties of America, Inc. (formerly known as Inland Western Retail Real Estate Trust, Inc.), a Maryland corporation, (iv) Inland American Real Estate Trust, Inc., a Maryland corporation, (iv) Inland Diversified Real Estate Trust, Inc., a Maryland corporation, (v) IREIT, (vi) any other real estate investment trust sponsored by Inland Real Estate Investment Corporation, or (vii) any other entity composed entirely of any of the foregoing, by merger or other business combination.

“Identified Affiliate Related Entities” shall have the meaning set forth in Section 5.2.10(e)(iii) hereof.

“IREIC” shall mean Inland Real Estate Investment Corporation, a Delaware corporation.

“IREIT” shall mean Inland Real Estate Income Trust, Inc., a Maryland corporation.

“Improvements” shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property

“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Parties” shall mean Lender and, its designee, (whether or not it is the Lender), any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co underwriters, co placement agents or co initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933 as amended or Section 20 of the Security Exchange Act of 1934 as amended, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Individual Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Individual Property” shall mean each parcel of real property set forth on Schedule VIII hereto, the Improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the related Mortgage and referred to therein as the “Property”.

“Initial Interest Rate” shall mean a rate of four and 313/1000 (4.313%) percent per annum.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Joinder Agreement” shall mean that certain Joinder Agreement attached hereto, given by Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“JV Partner” shall have the meaning set forth in Section 5.2.10 hereof.

“JV Transferee” shall have the meaning specified in Section 5.2.10 hereof.

“Lease” shall mean, with respect to each Individual Property, any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in such Individual Property by or on behalf of Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Leasing Conditions” shall mean the conditions set forth on Schedule V hereof.

“Legal Requirements” shall mean, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting an Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to an Individual Borrower, at any time in force affecting such Individual Borrower, an Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to an Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Lien” shall mean, with respect to any Individual Property, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage,  the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Lockbox Agreement (if any), the Cash Management Agreement (if any), the Contribution Agreement, and all other documents executed and/or delivered by Borrower and/or Guarantor in connection with the Loan.

“Loan to Value Ratio” shall mean, as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Loan as of the date of such calculation to (ii) the fair market value (for purposes of the REMIC provisions, counting only real property and excluding any personal property or going concern value) of the Properties, as determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust.

“Lockbox Account” shall have the meaning set forth in Section 2.7.1 hereof.

“Lockbox Agreement” shall mean a clearing account agreement or similar agreement among Borrower, Lender, Manager and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

“Lockbox Bank” shall mean Bank of America, N.A. or any other clearing bank which establishes, maintains and holds the Lockbox Account, which shall be an Eligible Institution.

“Management Agreement” shall mean (a) with respect to each Individual Property, the management agreement entered into by and between the related Individual Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to such Individual Property; or (b) if the context requires, the Replacement Management Agreement.

“Manager” shall mean Inland National Real Estate Services, LLC, a Delaware limited liability company, or, if the context requires, a Qualified Manager who is operating and managing an Individual Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Material Action” means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have any Individual Borrower be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against any Individual Borrower, to file a petition seeking, or consent to, reorganization or relief with respect to any Individual Borrower under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for any Individual Borrower or a substantial part of its property, to make any assignment for the benefit of creditors of any Individual Borrower, to admit in writing in any insolvency case or proceeding any Individual Borrower’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

“Maturity Date” shall mean May 1, 2027, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Monthly Debt Service Payment Amount” shall mean (i) on each Payment Date up to and including the Anticipated Repayment Date, an amount equal to interest only at the Initial Interest Rate on the outstanding principal balance of the Loan for the related Accrual Period and (ii) on each Payment Date occurring after the Anticipated Repayment Date, a constant monthly payment of $18,214.53.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean, with respect to each Individual Property, that certain first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement or Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, or similar instrument, dated the date hereof, executed and delivered by Borrower to Lender as security for the Loan and encumbering one or more Individual Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time

“Net Cash Flow” shall mean, with respect to the Property for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Operating Income” shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Net Proceeds Prepayment” shall have the meaning set forth in Section 6.4(e) hereof.

“New Note” shall have the meaning set forth in Section 9.2 hereof.

“Note” shall mean that certain Promissory Note, dated the date hereof, in the principal amount of $3,340,450.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower or the general partner, managing member or sole member of Borrower, as applicable.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, ground rent (if any), bad debt, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining an Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Other Obligations” shall have the meaning as set forth in the Mortgage.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan.

“Permitted Affiliate Transfer” shall have the meaning set forth in Section 5.2.10(c).

“Permitted Affiliate Transferee” shall have the meaning set forth in Section 5.2.10(c).

“Permitted Encumbrances” shall mean, with respect to each Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent (or the applicable Individual Borrower is contesting in accordance with the terms of Section 5.1.2 hereof), and (d) easements or other encumbrances granted pursuant to Section 5.2.10(j) hereof, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion, which Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property or Individual Borrower’s ability to repay the Loan.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i)            obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of:  the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii)           Federal Housing Administration debentures;

(iii)          obligations of the following United States government sponsored agencies:  Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks

(consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv)          federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v)           fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi)          debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii)         commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii)        units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

(ix)          any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Permitted Par Prepayment Date” shall mean any Business Day after the Payment Date that is three (3) months prior to the Anticipated Repayment Date.

“Permitted Prepayment Date” shall mean the second (2nd) anniversary of the first (1st) Payment Date (or, if such day is not a Business Day, the immediately succeeding Business Day).

“Permitted Transfer” shall mean any of the following:  (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto and (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (c) any public issuance of interests in IREIT, (d) any private sale or transfer of non-controlling interests in IREIT through a transaction brokered by a FINRA licensed broker dealer not affiliated with IREIT, or (e) issuances of membership interests in Manager to employees or other Persons affiliated with The Inland Group of Companies, Inc. or Manager pursuant to employee compensation programs.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

“Physical Conditions Report” shall mean, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Policy” shall have the meaning specified in Section 6.1(b) hereof.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Anticipated Repayment Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 hereof.

“Principal” shall mean the Special Purpose Entity that is the general partner of an Individual Borrower, if such Individual Borrower is a limited partnership, managing member of an Individual Borrower, if such Individual Borrower is a multi-member limited liability company, or beneficiary of an Individual Borrower, if such Individual Borrower is a Delaware statutory trust.  If an Individual Borrower is a limited liability company with only one member, there shall be no Principal.

“Property” or “Properties” shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

“Provided Information” shall mean any and all financial and other information provided at any time prepared by, or on behalf of, Borrower, Principal, Guarantor and/or Manager.

“Qualified Manager” shall mean a reputable and experienced management organization reasonably satisfactory to Lender, which organization or its principals possess at least ten (10) years experience in managing properties similar in scope, size, use and value of the Property, provided that, (i) if a Securitization has occurred, Borrower shall, at Lender’s option, obtain prior written confirmation from the Rating Agencies that management of the Property by such entity will not cause a downgrading, withdrawal or qualification of the then current rating of the Securities issued pursuant to the Securitization, and (ii) if a Securitization has not occurred, Borrower shall have obtained the prior written consent of Lender.  Lender acknowledges that on the Closing Date, Manager shall be deemed a Qualified Manager.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, and Realpoint or any other nationally recognized statistical rating agency which has been approved by Lender and designated by Lender to assign a rating to the Securities.

“Realpoint” shall mean Realpoint, LLC, a Pennsylvania limited liability company.

“Related Entities” shall have the meaning set forth in Section 5.2.10(d) hereof.

“Release” of any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Release Amount” shall mean for an Individual Property the amount set forth on Schedule IX hereto, as the same may be reduced pursuant to Section 2.4.2 hereof.

“Release Debt Service Coverage Ratio” shall mean the product of 3.10 multiplied by a fraction of which (a) the numerator is the sum of the Release Amounts of all Properties subject to the Liens of the Mortgages (including the Individual Property to be released), and (b) the denominator is the sum of the then-current outstanding principal amount of the Loan.

“Release Premium” shall mean, with respect to the related Individual Property released in accordance with Section 2.6.2 hereof, the difference between the Adjusted Release Amount and the Release Amount for such Individual Property.

“Relevant Leasing Threshold” shall mean any Lease for an amount of leaseable square footage equal to or greater than Zero (0) square feet with respect to each Individual Property.

“Relevant Restoration Threshold” shall mean $50,000.00 with respect to the Individual Properties in the aggregate at any one time.

“Remediation” includes but is not limited to any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean, with respect to each Individual Property, all rents (including percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents (including, without limitation, any and all termination fees payable to Borrower by Dollar General under, or in connection with, the Dollar General Lease), royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, operating expenses or other reimbursables payable to Borrower (or to the Manager for the account of Borrower) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof and (b) an assignment of management agreement and subordination of management fees substantially in the form executed in connection herewith (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Fund, the Excess Cash Flow Reserve Fund, and any other escrow fund established by the Loan Documents.

“Restoration” shall have the meaning set forth in Section 6.2 hereof.

“Restricted Party” shall mean collectively, (a) Borrower, Principal, and any Guarantor, or (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, Principal, or any Guarantor (other than any shareholder or any other direct or indirect legal or beneficial owner of interests in IREIT and other than Persons that are indirect legal or beneficial owners of Borrower or Principal solely by being a shareholder of IREIT; provided, however, that any shareholder or any other direct or indirect legal or beneficial owner of interests in IREIT that owns nine and nine-tenths percent (9.9%) or more of the outstanding stock of IREIT is deemed to be a Restricted Party).

“Revised Interest Rate” shall mean three percent (3%) per annum plus the greater of (i) the Initial Interest Rate, or (ii) the seven (7) year swap yield as of the first (1st) Business Day after the Anticipated Repayment Date (as determined by Lender in its sole discretion); provided, however, that the Revised Interest Rate shall not exceed the Initial Interest Rate plus five percent (5%) per annum.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Servicer” shall have the meaning set forth in Section 9.5 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that, since the date of its formation and at all times on and after the date hereof, has complied with and shall at all times comply with the following requirements unless it has received either prior consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized, confirmation from each of the applicable Rating Agencies that such noncompliance would not result in the requalification, withdrawal, or downgrade of the ratings of any Securities or any class thereof:

(i)            is and shall be organized solely for the purpose of (A) in the case of an Individual Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the applicable Individual Property, entering into and performing its obligations under the Loan Documents with Lender, refinancing the applicable Individual Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) in the case of a Principal, acting as a general partner of the limited partnership that owns the applicable Individual Property or as member of the limited liability company that owns the applicable Individual Property and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(ii)           has not engaged and shall not engage in any business unrelated to (A) the acquisition, development, ownership, management or operation of the applicable Individual Property, or (B) in the case of a Principal, acting as general partner of the limited partnership that owns the applicable Individual Property or acting as a member of the limited liability company that owns the applicable Individual Property, as applicable;

(iii)          has not owned and shall not own any real property other than, in the case of an Individual Borrower, the applicable Individual Property;

(iv)          does not have, shall not have and at no time had any assets other than (A) in the case of an Individual Borrower, the applicable Individual Property and personal property necessary or incidental to its ownership and operation of the applicable Individual Property, or (B) in the case of a Principal, its partnership interest in the limited partnership or the member interest in the limited liability company that owns the applicable Individual Property and personal property necessary or incidental to its ownership of such interests;

(v)           has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents, or (C) in the case of a Principal, any transfer of its partnership or membership interests;

(vi)          shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition;

(vii)         if such entity is a limited partnership, has and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a corporation or single-member Delaware limited liability company, (B) Intentionally Deleted, and (C) holds a direct interest as general partner in the limited partnership of not less than 0.5%;

(viii)        if such entity is a corporation, shall not cause or permit the board of directors of such entity to take any Material Action either with respect to itself or, if the corporation is a Principal, with respect to Borrower unless one hundred percent (100%) of the members of its board of directors shall have participated in such vote and shall have voted in favor of such action;

(ix)          if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”), has and shall have at least one (1) member that is a Special Purpose Entity, that is a corporation and that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company;

(x)           if such entity is a single-member limited liability company, (A) is and shall be a Delaware limited liability company, (B) Intentionally Deleted, (C) Intentionally Deleted, and (D) has and shall have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(xi)          has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) without the affirmative vote of all directors of the corporation (that is such entity or the general partner or managing or co-managing member or manager of such entity):  (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing;

(xii)         is solvent and pays its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same become due, and is maintaining adequate capital for the normal obligations reasonably foreseeable within the following thirty (30) day period for a business of its size and character and in light of its contemplated business operations (unless any such insolvency, or failure to pay its debts and liabilities, or failure to maintain adequate capital is due to an insufficiency in Gross Income from Operations); provided, however, that the foregoing shall not require any member, partner or beneficiary to make additional capital contributions;

(xiii)        has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

(xiv)        has maintained and shall maintain its books of account, books and records, and bank accounts (subject to clause (xvi) below) separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns, or to the extent that an Individual Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(xv)         has maintained and shall maintain its own records, books, resolutions and agreements;

(xvi)        has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person, except as required by the Loan Documents and except with respect to a custodial account maintained by the Manager on behalf of Borrower and certain Affiliates of Borrower in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to each Individual Property and the Individual Borrower;

(xvii)       has held and shall hold its assets in its own name;

(xviii)      has conducted and shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of an Individual Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of an Individual Borrower;

(xix)        (A) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP (or if such entity is disregarded for federal tax purposes, permitted by GAAP); provided, however, that any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not constitute obligations of the consolidated entity;

(xx)         has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations, which may be none;

(xxi)        has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable;

(xxii)       has not incurred Indebtedness other than (i) acquisition financing with respect to the applicable Individual Property; construction financing with respect to the

Improvements and certain off-site improvements required by municipal and other authorities as conditions to the construction of the Improvements; and first mortgage financings secured by the applicable Individual Property; and Indebtedness pursuant to letters of credit, guaranties, interest rate protection agreements and other similar instruments executed and delivered in connection with such financings, (ii) unsecured trade payables and operational debt not evidenced by a note, and (iii) Indebtedness incurred in the financing of equipment and other personal property used on the applicable Individual Property;

(xxiii)                 has and will have no Indebtedness (including loans (whether or not such loans are evidenced by a written agreement) between an Individual Borrower and any Affiliates of an Individual Borrower or relating to the management of funds in any segregated custodial account maintained by Manager for the sole benefit of an Individual Borrower) other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the applicable Individual Property and the routine administration of an Individual Borrower, which liabilities are (A) not more than sixty (60) days past the date incurred (unless disputed in accordance with applicable law), (B) not evidenced by a note, (C) paid when due, (D) normal and reasonable under the circumstances, and (E) in an aggregate amount with respect to each Individual Property not exceeding three percent (3%) of the applicable Release Amount for such Individual Property at any time, and (iii) such other liabilities that are permitted pursuant to this Agreement;

(xxiv)     has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person or has not pledged and shall not pledge its assets for the benefit of any other Person, in each case except as permitted pursuant to this Agreement;

(xxv)      has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

(xxvi)     has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(xxvii)    has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(xxviii)   has not pledged and shall not pledge its assets to or for the benefit of any other Person other than with respect to loans secured by the applicable Individual Property and no such pledge remains outstanding except to Lender to secure the Loan;

(xxix)     has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of an Individual Borrower and not as a division or part of any other Person except as provided in (xvi) above;

(xxx)      has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person except as provided in (xvi) above;

(xxxi)     has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxxii)    has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(xxxiii)   other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(xxxiv)   has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt;

(xxxv)    has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents;

(xxxvi)   has not formed, acquired or held and shall not form, acquire or hold any subsidiary, except that a Principal may acquire and hold its interest in an Individual Borrower;

(xxxvii)  is in compliance with and shall comply with all of the terms and provisions contained in its organizational documents.

(xxxviii) intentionally omitted;

(xxxix)   has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts, except as provided in (xvi) above;

(xl)          is, has always been and shall continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business;

(xli)         has paid all taxes which it owes;

(xlii)        has paid any and all judgments against it;

(xliii)       has no material contingent or actual obligations not related to the applicable Individual Property.

“State” shall mean, the State or Commonwealth in which the applicable Individual Property or any part thereof is located.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 7.2 hereof.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against an Individual Property or part thereof; for the avoidance of doubt, until such time as each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property, Taxes shall include any taxes imposed upon the entire tax lot of which such Individual Property is a part.

“Tenant” shall mean Dollar General, or any other person or entity with a possessory right to all or any portion of an Individual Property under a Lease.

“Tenant Direction Letter” shall have the meaning set forth Section 2.7.1(b) hereof.

“Tenant Go Dark Event” shall mean if Dollar General has ceased to operate or be open for business at any Individual Property, other than for commercially reasonable periods of time in the ordinary course of business (e.g. to conduct inventory) and/or as a result of fire, casualty and/or condemnation.

“Tenant Insurance Conditions” shall have the meaning set forth in Section 6.1(g) hereof.

“Threshold Amount” shall mean $50,000.00 with respect to the Individual Properties in the aggregate at any one time.

“Title Insurance Policy” shall mean the mortgagee title insurance policy issued with respect to an Individual Property and insuring the lien of the applicable Mortgage.

“Transfer” shall have the meaning set forth in Section 5.2.10(a) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.

“Transferee’s Principals” shall mean collectively, (A) Transferee’s managing members, general partners or principal shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a fifty-one percent (51%) or greater economic and voting interest in Transferee.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Yield Maintenance Default Premium” shall mean an amount equal to the greater of (a) three percent (3%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Anticipated Repayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Anticipated Repayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

Section 1.2            Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II - GENERAL TERMS

Section 2.1            Loan Commitment; Disbursement to Borrower.

2.1.1       Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2       Single Disbursement to Borrower. Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.  Borrower acknowledges and agrees that the Loan has been fully funded as of the Closing Date.

2.1.3       The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

2.1.4       Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) acquire the Property or repay and discharge any existing loans relating to the Property, (b) pay all past-due basic carrying costs, if any, with respect to the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Property and (f) distribute the balance, if any, to Borrower.

Section 2.2            Interest Rate.

2.2.1       Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue from (and including) the Closing Date to but excluding the Anticipated Repayment Date at the Initial Interest Rate.  Interest on the outstanding principal balance of the Loan (including any Accrued Interest) shall accrue from and including the Anticipated Repayment Date to but excluding the Maturity Date at the Revised Interest Rate.

2.2.2       Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the relevant Accrual Period by (b) a daily rate based on the Applicable Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan.

2.2.3       Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4       Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal

Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3            Loan Payment.

2.3.1       Monthly Debt Service Payments Until the Anticipated Repayment Date.  Borrower shall pay to Lender (i) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan for the initial Accrual Period, and (ii) on January 1, 2013, and on each Payment Date thereafter up to and including the Anticipated Repayment Date, an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance (if any) to principal.

2.3.2       Payments After the Anticipated Repayment Date.  On each Payment Date occurring after the Anticipated Repayment Date Borrower shall (i) make a payment to Lender of principal and interest in the amount of the applicable Monthly Debt Service Payment Amount, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the Loan (without adjustment for Accrued Interest) at the Initial Interest Rate and the remainder (if any) to the principal balance of the Loan, and (ii) pay to Lender the other amounts required to be paid in accordance with the Loan Documents.  In addition, to the extent there is Excess Cash Flow for the preceding month, Borrower shall pay to Lender such Excess Cash Flow, such payment to be applied as follows: (A) first, to the reduction of the principal balance of the Note until the entire outstanding principal balance of the Note is paid in full; and (B) then, to the payment of Accrued Interest.  “Accrued Interest” shall mean interest calculated at the Revised Interest Rate, and deferred and not paid on a current basis pursuant to this Section 2.3.2.

2.3.3       Payments Generally.  For purposes of making payments hereunder (including, without limitation, payments due pursuant to Article VII below), but not for purposes of calculating Accrual Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date.  All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.4       Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.5                     Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents are not paid by Borrower on or prior to the date on which it is due (except, in the case of Debt Service during a Cash Sweep Period, provided no Event of Default shall then exist and there are sufficient funds in the Cash Management Account to pay such Debt Service pursuant to the terms of the Cash Management Agreement), Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum and the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.  The foregoing late payment charge shall not apply to the payment of all outstanding principal, interest and other sums due on the Maturity Date.

2.3.6                     Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4                                   Prepayments.

2.4.1                     Voluntary Prepayments.

(a)                                 Except as otherwise expressly provided in this Section 2.4, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Anticipated Repayment Date.

(b)                                 On any Business Day after the Permitted Prepayment Date through the Maturity Date, Borrower may, at its option, prepay the Debt in full (or, to the extent set forth in Section 2.6.2 hereof, in part), provided that (i) Borrower submits a notice to Lender setting forth the projected date of prepayment, which date shall be no less than thirty (30) days from the date of such notice, and (ii) Borrower pays to Lender (A) the unpaid principal amount of the Note, (B) all interest accrued and unpaid on the principal balance of the Note to and including the date of prepayment, (C) all other sums due under the Note, this Agreement and the other Loan Documents, (D) if such prepayment occurs prior to the Permitted Par Prepayment Date, the Yield Maintenance Premium, and (E) if such prepayment is not paid on a regularly scheduled Payment Date (or, if such day is not a Business Day, the immediately preceding Business Day), interest for the full Accrual Period during which the prepayment occurs.

(c)                                  Notwithstanding anything contained in Section 2.4.1(a) above to the contrary, Borrower may prepay a portion of the Loan after the Permitted Prepayment Date in accordance with Section 2.6.2 hereof.

2.4.2                     Mandatory Prepayments.

(a)                                 On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds (or, if such day is not a Business Day, the immediately succeeding Business Day), if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of the applicable Individual Property or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 hereof, Lender shall apply Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion.  No yield maintenance premium or other premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.  Any partial prepayment under this Section 2.4.2 shall be applied by Lender in such order and priority as Lender shall determine in its sole and absolute discretion.

(b)                                 On the date on which Borrower tenders a Casualty/Condemnation Prepayment pursuant to Section 6.4(f) hereof, such tender shall include (a) all accrued and unpaid interest and the principal indebtedness being prepaid, including interest on the outstanding principal amount of the Loan being prepaid through the last day of the month within which such tender occurs, and (b) any other sums due hereunder relating to the Loan.  No yield maintenance or other premium shall be due in connection with any Casualty/Condemnation Prepayment.

2.4.3                     Prepayments After Default. If following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) deemed made on the next occurring Payment Date together with the Monthly Debt Service Payment, and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Default Premium which can be applied by Lender in such order and priority as Lender shall determine in its sole and absolute discretion.

Section 2.5                                   Intentionally omitted.

Section 2.6                                   Release of Property. Except as set forth in this Section 2.6, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on any Individual Property.

2.6.1                     Release of All of the Property.

(a)                                 If Borrower has elected to prepay the entire Loan and the requirements of Section 2.4 and this Section 2.6 have been satisfied, all of the Properties shall be released from the Lien of their respective Mortgages.

(b)                                 In connection with the release of the Mortgages, Borrower shall reimburse Lender and Servicer for any costs and expenses Lender and Servicer incur arising from such release (including reasonable attorneys’ fees and expenses) and Borrower shall pay, in connection with such release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, and (ii)  to any Servicer, the current fee being assessed by such Servicer to effect such release.  In addition, Borrower shall comply with Lender’s or Servicer’s reasonable requirements in connection with such release.

2.6.2                     Release of Individual Property.  On any Business Day after the Permitted Prepayment Date through the Anticipated Repayment Date, Borrower may, at its option, prepay a portion of the Loan in connection with the release of an Individual Property, provided the requirements of Section 2.4.1 and this Section 2.6.2 have been satisfied, and Borrower may obtain the release of the related Individual Property from the Lien of the related Mortgage thereon (and related Loan Documents) and the release of the related Individual Borrower’s obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive).  In connection with such partial prepayment and release, the following conditions must be satisfied:

(a)                                 The amount of the outstanding principal balance of the Loan to be prepaid shall equal or exceed the Adjusted Release Amount for the applicable Individual Property, and such prepayment shall be deemed a voluntary prepayment for all purposes hereunder;

(b)                                 No Event of Default has occurred and is continuing (and no event has occurred which, with notice, the passage or time, or both would constitute an Event of Default shall have occurred);

(c)                                  Subsequent to such release, each remaining Individual Borrower shall continue to be a Special Purpose Entity pursuant to, and in accordance with, Section 4.1.30 hereof;

(d)                                 Borrower shall deliver to Lender and the Rating Agencies an authority opinion;

(e)                                  Borrower shall deliver an opinion of tax counsel that would be acceptable to a prudent lender acting reasonably, prepared and delivered at Borrower’s expense, stating that as a result of such release of the applicable Individual Property any REMIC Trust that has acquired the Loan (i) will not fail to maintain its status as a REMIC Trust, (ii) does not constitute a “significant modification” of the Loan under Section 1001 of the Code, and (iii) will not be subject to tax on any “prohibited transactions” or “prohibited contributions”;

(f)                                   After giving effect to the release of the applicable Individual Property, (A) the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgages based on the trailing twelve (12) month period immediately preceding the release of the applicable Individual Property shall be equal to or greater than the greater of (i) the Release Debt Service Coverage Ratio, and (ii) the Debt Service Coverage Ratio for all of the Properties then subject to the Liens of the Mortgages (including the Individual Property requested to be released) immediately preceding the release of the applicable Individual Property based on the trailing twelve (12) month period immediately preceding the release of the applicable Individual Property, and (B) the Loan To Value Ratio for the Properties then remaining subject to the Liens of the Mortgages shall be less than or equal to fifty percent (50%).

(g)                                  If the Loan or any portion thereof is included in a REMIC Trust, after giving effect to the release of the applicable Individual Property, the Loan to Value Ratio for the Properties then remaining subject to the Liens of the Mortgages is equal to or less than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust);

(h)                                 Borrower must deliver to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy as Lender may deem necessary at the time of the release, all in form and substance reasonably satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s title insurance policy insuring the Liens of the Mortgages, extending the effective date of such policies to the date of such release;

(i)                                     Borrower shall reimburse Lender and Servicer for any costs and expenses Lender and Servicer incur arising from such release (including reasonable attorneys’ fees and expenses) and Borrower shall have paid, in connection with such release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, (ii)  all costs and expenses of the Rating Agencies incurred with respect to such release, and (iii) to any Servicer, the current fee being assessed by such Servicer to effect such release, which fee shall not exceed $5,000 per Individual Property being released; and

(j)                                    Borrower shall comply with Lender’s or Servicer’s reasonable requirements in connection with such release.

In connection with any initial written request by Borrower related to a release under this Section 2.6.2, provided Borrower shall conspicuously state on the top of the first page of its letter, in large bold type, that “PURSUANT TO SECTION 2.6.2 OF THE LOAN AGREEMENT, THIS IS A REQUEST FOR LENDER’S CONSENT.  LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS,” Lender shall use commercially reasonable efforts to reply within such ten (10) Business Day period, and subsequently shall use commercially reasonable efforts respond promptly to Borrower thereafter in connection with such request.

Section 2.7                                   Lockbox Account/Cash Management.

2.7.1                     Lockbox Account.

(a)                                 Within five (5) Business Days of Borrower’s receipt of Lender’s notice that a Cash Management Event has occurred, Borrower shall establish and maintain an account (the “Lockbox Account”) with a Lockbox Bank acceptable to Lender and Agent in their reasonable discretion in trust for the benefit of Lender, which Lockbox Account shall be under the sole dominion and control of Lender.  The Lockbox Account shall be entitled “IREIT East Brewton DG, L.L.C., a Delaware limited liability company, as Borrower and JPMorgan Chase Bank, National Association, as Lender, pursuant to Loan Agreement dated as of November 6, 2012 — Lockbox Account”.  Borrower, Lender and Lockbox Bank shall execute a Lockbox Agreement in form and substance acceptable to Lender whereby Borrower shall grant to Lender a first-priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and agrees to take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof.  Lender (or Servicer on Lender’s behalf) shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower.  All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Debt. The Lockbox Agreement and Lockbox Account shall remain in effect until the Loan has been repaid in full.

(b)                                 On or before the Closing Date, each Individual Borrower shall (or shall cause Manager to) execute and deliver to Lender a written notice to all Tenants at its applicable Individual Property under Leases directing such Tenants to deliver all Rents payable thereunder directly to the Lockbox Account, leaving only the account number blank (a “Tenant Direction Letter”).  In connection with each Lease executed after the date hereof, each applicable Individual Borrower shall (or shall cause Manager to) deliver to Lender an executed Tenant Direction Letter. Lender shall hold the Tenant Direction Letters in escrow and shall not complete and deliver the Tenant Direction Letters to Tenants unless (i) a Cash Management Event occurs and (ii) Borrower shall have failed promptly thereafter to provide satisfactory written evidence to Lender that Borrower has delivered completed Tenant Direction Letters to Tenants.  Borrower shall, and shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Lockbox Account within two (2) Business Days after receipt thereof.

(c)                                  Prior to a Cash Sweep Event, funds in the Lockbox Account shall be transferred daily to an account maintained by Borrower and under Borrower’s dominion and control.  During a Cash Sweep Period, Lockbox Bank shall transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every Business Day throughout the term of the Loan.  Following a Cash Sweep Event Cure, such sweep to the Cash Management Account shall be terminated and funds in the Lockbox Account again shall be transferred to an account maintained by Borrower and under Borrower’s dominion and control pursuant to Borrower’s written instruction.

(d)                                 Intentionally omitted.

(e)                                  Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Lockbox Account to the payment of the Debt in any order in its sole discretion.

(f)                                   The Lockbox Account shall not be commingled with other monies held by Borrower, any Affiliate of Borrower, Manager or Lockbox Bank.

(g)                                  Borrower shall not further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(h)                                 Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Lockbox Account and/or the Lockbox Agreement (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Lockbox Account was established.

2.7.2                     Cash Management Account.

(a)                                 Within five (5) Business Days of Borrower’s receipt of Lender’s notice that a Cash Sweep Event has occurred, Borrower shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Agent in trust and for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender.  The Cash Management Account shall be entitled “IREIT East Brewton DG, L.L.C., a Delaware limited liability company, as Borrower and JPMorgan Chase Bank, National Association, as Lender, pursuant to Loan Agreement dated as of November 6, 2012 - Cash Management Account.”  Borrower, Lender and Agent shall execute a Cash Management Agreement whereby Borrower shall grant to Lender a first-priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof.  Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof.  Lender (or Servicer on Lender’s behalf) shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b)                                 The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(c)                                  All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

(d)                                 Borrower hereby agrees that Lender may modify the Cash Management Agreement for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents and Lender shall provide notice thereof to Borrower.

2.7.3                     Payments Received under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to this Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE III - CONDITIONS PRECEDENT

Section 3.1                                   Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of all of the conditions precedent to closing set forth in the application or term sheet for the Loan delivered by Borrower to Lender and the commitment or commitment rider, if any, to the application or term sheet for the Loan issued by Lender.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

Section 4.1                                   Borrower Representations. Each Individual Borrower represents and warrants as of the date hereof that:

4.1.1                     Organization. Each Individual Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its Individual Property and to transact the businesses in which it is now engaged.  Each Individual Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its businesses and operations.  Each Individual Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its Individual Property and to transact the businesses in which it is now engaged, and the sole business of each Individual Borrower is the ownership, management and operation of its Individual Property.  The ownership interests in each Individual Borrower are as set forth on the organizational chart attached hereto as Schedule III.  Each Individual Borrower’s organizational identification number assigned by the state of incorporation or organization is correctly set forth in Schedule I to this Agreement.

4.1.2                     Proceedings. Each Individual Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents.  This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of each Individual Borrower and constitute legal, valid and binding obligations of each Individual Borrower enforceable against each Individual Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3                     No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any Individual Property or any of Borrower’s assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4                     Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to each Individual Borrower’s knowledge, threatened against or affecting any Individual Borrower, Guarantor, Principal or any Individual Property, which actions, suits or proceedings, if determined against any Individual Borrower, Guarantor, Principal or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of any Individual Borrower, Guarantor, Principal or the condition or ownership of any Individual Property.

4.1.5                     Agreements. Except for those instruments and agreements set forth as Permitted Exceptions in the Title Insurance Policy, no Individual Borrower is a party to any agreement or instrument or subject to any restriction which might materially and adversely affect such Individual Borrower or its Individual Property, or any Individual Borrower’s business, properties or assets, operations or condition, financial or otherwise.  To each Individual Borrower’s knowledge, no Individual Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Individual Borrower or its Individual Property is bound.  No Individual Borrower has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which such Individual Borrower or its Individual Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of such Individual Property as permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof and (b) obligations under the Loan Documents.

4.1.6                     Title. Each Individual Borrower has good, marketable and insurable fee simple title to the real property comprising part of its Individual Property and good title to the balance of its Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.  To the best of Borrower’s knowledge, the Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of any Individual Property (as currently used) or the related Individual Borrower’s ability to repay the Loan.  Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the related Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.  To Borrower’s actual knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting any Individual Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7                     Solvency. No Individual Borrower has (a) entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder,

delay or defraud any creditor or (b) not received reasonably equivalent value in exchange for its obligations under such Loan Documents.  Giving effect to the Loan, the fair saleable value of each Individual Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed such Individual Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  The fair saleable value of each Individual Borrower’s assets is and will, immediately following the making of the Loan, be greater than such Individual Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  Each Individual Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  No Individual Borrower intends to, nor does it believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by each Individual Borrower and the amounts to be payable on or in respect of obligations of each Individual Borrower).  No petition in bankruptcy has been filed against any Individual Borrower or, to the best of each Individual Borrower’s knowledge, any Guarantor, Affiliate Manager or any shareholder, partner, member, non-member manager of Borrower, or any other owner of a direct interest in any Individual Borrower in the last seven (7) years, and no Individual Borrower, nor, to the best of each Individual Borrower’s knowledge, any Guarantor, Affiliate Manager or any shareholder, partner, member, non-member manager of Borrower, or any other owner of a direct interest in any Individual Borrower in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.  No Individual Borrower, nor, to the best of each Individual Borrower’s knowledge, any Guarantor, Affiliate Manager or any shareholder, partner, member, non-member manager of Borrower, or any other owner of a direct interest in any Individual Borrower are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Individual Borrower’s assets or property, and to the best of each Individual Borrower’s knowledge, no Guarantor, Affiliate Manager or any shareholder, partner, member, non-member manager of Borrower, or any other owner of a direct interest in any Individual Borrower is contemplating the filing of any such petition against it or such Guarantor, Affiliate Manager or any shareholder, partner, member, non-member manager of Borrower, or any other direct legal or beneficial owner of any Individual Borrower.

4.1.8                     Full and Accurate Disclosure. To Borrower’s knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9                     No Plan Assets. No Individual Borrower sponsors, or is obligated to contribute to, and no Individual Borrower is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of any Individual Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.  In addition, (a) no Individual Borrower is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Individual Borrower are not subject to any state or other statute , regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Lender of any of its rights under the Loan Documents.

4.1.10              Compliance. Except as disclosed in the zoning information delivered to Lender in connection with the origination of the Loan (but only to the extent that no Individual Borrower has actual knowledge after due inquiry of any inconsistencies contained therein), each Individual Borrower and each Individual Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes.  Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority.  There has not been committed by any Individual Borrower or, to each Individual Borrower’s actual knowledge after due inquiry, any other Person in occupancy of or involved with the operation or use of any Individual Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the related Individual Property or any part thereof or any monies paid in performance of such Individual Borrower’s obligations under any of the Loan Documents.  To Borrower’s actual knowledge after due inquiry, the Improvements at each Individual Property were in material compliance with applicable law on the Closing Date.

4.1.11              Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of each Individual Borrower and each Individual Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein; provided, however, that if any financial data is delivered to Lender by any Person other than Borrower, Guarantor or any Affiliate of Borrower or Guarantor, or if such financial data has been prepared by or at the direction of any Person other than Borrower, Guarantor or any Affiliate of Borrower or Guarantor, then the foregoing representations with respect to such financial data shall be to the best of each of Borrower’s knowledge, after due inquiry.  Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on any Individual Property or the operation thereof as retail (or in the case of an Office Property, office) property, except as referred to or reflected in said financial statements.  Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

4.1.12              Condemnation. No Condemnation or other similar proceeding has been commenced or, to each Individual Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of its respective Individual Property or for the relocation of roadways providing access to such Individual Property.

4.1.13              Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14              Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses.  All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policy.  All roads necessary for the use of each Individual Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15              Not a Foreign Person. No Individual Borrower is a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16              Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.  Notwithstanding the foregoing, Borrower has disclosed to Lender that the tax parcel that includes the Individual Property located in Robertsdale, Alabama also includes certain Land that is not part of such Individual Property.  Borrower has applied for (or has caused the application for) separate tax parcel identification numbers, such that such Individual Property will be comprised of one (1) or more parcels which constitute a separate tax lot or lots and will not constitute a portion of any other tax lot not a part of such Individual Property.  Borrower will diligently prosecute to completion the assignment of such separate tax parcel identification numbers, which shall be issued upon the completion of certain non-discretionary, ministerial acts by the relevant taxing authority.

4.1.17              Assessments. There are no pending or, to each Individual Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting its respective Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

4.1.18              Enforceability. The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by any Individual Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and no Individual Borrower or Guarantor has asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.19              No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents which are presently outstanding.

4.1.20              Insurance. Each Individual Borrower has obtained and has delivered to Lender certified copies of the Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  To the best of each Individual Borrower’s knowledge, no claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy, which would materially and adversely affect the value, operation or use of any Individual Property or any Individual Borrower’s ability to repay the Loan, and no Person, including each Individual Borrower, has done, by act or omission, anything which would impair the coverage of any such Policy.

4.1.21              Use of Property. Each Individual Property is used exclusively for retail purposes and other appurtenant and related uses.

4.1.22              Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by an Individual Borrower for the legal use, occupancy and operation of its Individual Property have been obtained and are in full force and effect, and to the best of each Individual Borrower’s knowledge after due inquiry, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by any Person other than such Individual Borrower for the legal use, occupancy and operation of its Individual Property for retail pursposes, have been obtained and are in full force and effect.  The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

4.1.23              Flood Zone.  None of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to such Individual Property.

4.1.24              Physical Condition. Except as disclosed in the Physical Conditions Reports delivered to Lender in connection with the Loan, to each Individual Borrower’s knowledge, its respective Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in its Individual Property, whether latent or otherwise, and no Individual Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in its Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25              Boundaries. To each Individual Borrower’s actual knowledge after due inquiry, all of the improvements which were included in determining the appraised value of its Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon its Individual Property, and no easements or other encumbrances upon such Individual Property encroach upon any of the Improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by the Title Insurance Policy.

4.1.26              Leases. No Individual Property is subject to any Leases other than the Leases described in the certified rent roll delivered to Lender in connection with the closing of the Loan (the “Certified Rent Roll”), which rent roll is true, complete and accurate in all respects as of the Closing Date.  With respect to each Individual Property, the applicable Individual Borrower is the owner and lessor of landlord’s interest in the Leases.  No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the applicable Leases.  The current Leases are in full force and effect, and, to each Individual Borrower’s knowledge after due inquiry, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder.  No Rent has been paid more than one (1) month in advance of its due date.  All security deposits are held by the applicable Individual Borrower in accordance with applicable law.  All work to be performed by the applicable Individual Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the applicable Individual Borrower to any Tenant has already been received by such Tenant.  There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is outstanding.  To each Individual Borrower’s knowledge after due inquiry, no Tenant listed on the Certified Rent Roll has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises.  Except as disclosed on Schedule VI hereto, no Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.  No Tenant under any Lease has any right or option for additional space in the Improvements.

4.1.27              Survey. The Survey for each Individual Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting such Individual Property or the title thereto.

4.1.28              Inventory. The applicable Individual Borrower is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgage) located on or at its Individual Property , other than Equipment, Fixtures and Personal Property owned by the Tenants under the Leases, and no Individual Borrower shall lease any Equipment, Fixtures or Personal Property other than as permitted hereunder.  All of the Equipment, Fixtures and Personal Property are sufficient to operate such Individual Property in the manner required hereunder and in the manner in which it is currently operated.

4.1.29              Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the acquisition of each Individual Property by the applicable Individual Borrower have been paid or are simultaneously being paid.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, each applicable Mortgage, have been paid.

4.1.30              Special Purpose Entity/Separateness.

(a)                                 Until the Debt has been paid in full, each Individual Borrower hereby represents, warrants and covenants that (i) it has been since its formation, is now, and shall continue to be a Special Purpose Entity and (ii) each Principal (if any) has been since its formation, is now, and shall continue to be a Special Purpose Entity.

(b)                                 The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as the outstanding balance of the Loan remains unpaid.

(c)                                  Intentionally omitted.

(d)                                 Intentionally omitted.

(e)                                  Each amendment and each restatement of the organizational documents of each Individual Borrower or Principal, if any, has been accomplished in accordance with, and was permitted by, the relevant provisions of each such document prior to its amendment or restatement from time-to-time.

4.1.31              Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.  The Management Agreement was entered into on commercially reasonable terms.

4.1.32              Illegal Activity. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

4.1.33              No Change in Facts or Circumstances; Disclosure. All information submitted by and on behalf of each Individual Borrower to Lender and in all financial statements, rent rolls (including the Certified Rent Roll), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower (or any Individual Borrower) in this Agreement or in any other Loan Document, are true, complete and correct in all material respects, provided, however, that if such information was provided to an Individual Borrower by non-affiliated third parties, such Individual Borrower represents that such information is, to the best of its knowledge after due inquiry, true, complete and correct in all material respects.  There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of any Individual Property or the business operations or the financial condition of the applicable Individual Borrower.  Each Individual Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34              Investment Company Act. No Individual Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35              Embargoed Person.  As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Individual Borrower, Principal or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in any Individual Borrower, Principal or Guarantor, as applicable, with the result that the investment in any Individual Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Individual Borrower, Principal or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in any Individual Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.  Notwithstanding the foregoing, to the extent that an Embargoed Person acquires a non-controlling interest in IREIT or IREIC, either (1) without the knowledge of Borrower, IREIT or IREIC, through a transaction brokered by a FINRA licensed broker dealer not affiliated with IREIT or IREIC, provided such broker dealer has executed a dealer agreement or selling agreement with IREIT or IREIC or an affiliate of IREIT or IREIC in which it covenants to, among other things,  comply with The USA PATRIOT Act (or any successor legislation), or (2) without the knowledge of Borrower, IREIT or IREIC, after the initial sale or offering of such interests in IREIT or IREIC, the resulting breach of the foregoing representations shall be deemed to be unintentional and not willful or grossly negligent for purposes of Section 9.3 hereof.

4.1.36              Principal Place of Business; State of Organization. Each Individual Borrower’s principal place of business is as set forth in the introductory paragraph of this Agreement, and the organizational identification number assigned by the state of incorporation or organization of each Individual Borrower is correctly set forth in Schedule I to this Agreement.  No Individual Borrower shall change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender thirty (30) days prior written notice.  No Individual Borrower shall change the place of its organization without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.  Upon Lender’s request, any Individual Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in its Individual Property as a result of such change of principal place of business or place of organization.

4.1.37              Environmental Representations and Warranties. Except as otherwise disclosed by those certain Phase I environmental reports (or Phase II environmental reports, if required) delivered to Lender by Borrower in connection with the origination of the Loan (such report is referred to below as the “Environmental Report”), (a) there are no Hazardous

Substances or underground storage tanks in, on, or under any Individual Property, except those that are (i) in compliance with Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required under Environmental Law), (ii) de-minimis amounts necessary to operate such Individual Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under such Individual Property and which are otherwise permitted under and used in compliance with Environmental Law and (iii) fully disclosed to Lender in writing pursuant the Environmental Report; (b) to the best of each Individual Borrower’s knowledge, there are no past, present or threatened Releases of Hazardous Substances in, on, under or from any Individual Property which has not been fully remediated in accordance with Environmental Law; (c) to the best of each Individual Borrower’s knowledge, there is no threat of any Release of Hazardous Substances migrating to any Individual Property; (d) to the best of each Individual Borrower’s knowledge, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property which has not been fully remediated in accordance with Environmental Law; (e) no Individual Borrower knows of, nor has any Individual Borrower received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with its respective Individual Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) each Individual Borrower has truthfully and fully disclosed to Lender, in writing, any and all information relating to environmental conditions in, on, under or from its respective Individual Property that is known to such Individual Borrower and has provided to Lender all information that has been requested by Lender relating to Hazardous Substances in, on, under or from such Individual Property and/or to the environmental condition of such Individual Property, to the extent such is contained in such Individual Borrower’s files and records.  To each Individual Borrower’s actual knowledge based on the applicable Environmental Report delivered to Lender in connection herewith, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does any Individual Borrower have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste, except in either event, in compliance with applicable federal, state or local statues, rules and regulations.

4.1.38              Cash Management.  Each Individual Borrower hereby represents and warrants to Lender that its Individual Property is not subject to any cash management system as of the date hereof, and any and all existing tenant instruction letters issued in connection with any previous financing have been duly terminated prior to the date hereof.

4.1.39              Intentionally Omitted.

Section 4.2                                   Survival of Representations. Each Individual Borrower agrees that all of its representations and warranties set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by an Individual Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V - BORROWER COVENANTS

Section 5.1                                   Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, each Individual Borrower hereby covenants and agrees with Lender that:

5.1.1                     Existence; Compliance with Legal Requirements. Each Individual Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and its Individual Property, including, without limitation, building and zoning codes and certificates of occupancy.  There shall never be committed by any Individual Borrower, and its Individual Borrower shall never permit any other Person in occupancy of or involved with the operation or use of any Individual Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against such Individual Property or any part thereof or any monies paid in performance of each Individual Borrower’s obligations under any of the Loan Documents.  Each Individual Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.  Each Individual Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep its Individual Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents.  Each Individual Borrower shall keep its Individual Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.  After prior written notice to Lender, Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to each Individual Borrower or each Individual Property or any alleged violation of any Legal Requirement, provided that (i) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which such Individual Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (ii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iii) such Individual Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (iv) such proceeding shall suspend the enforcement of the contested Legal Requirement against such Individual Borrower or such Individual Property; and (v) such Individual Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith.

Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or such Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2                     Taxes and Other Charges. Each Individual Borrower shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against its Individual Property or any part thereof as the same become due and payable; provided, however, each Individual Borrower’s obligation to directly pay Taxes shall be suspended for so long as such Individual Borrower escrows taxes in accordance with the terms and provisions of Section 7.2 hereof.  Each Individual Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, such Individual Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof).  If any Individual Borrower pays or causes to be paid all Taxes and Other Charges and provides a copy of the receipt evidencing the payment thereof to Lender, then, Lender shall reimburse such Individual Borrower provided that there are then sufficient proceeds in the Tax and Insurance Escrow Fund.  Upon written request of any Individual Borrower, if Lender has paid such Taxes pursuant to Section 7.2 hereof, Lender shall provide such Individual Borrower with evidence that such Taxes have been paid.  No Individual Borrower shall suffer and each Individual Borrower shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against its Individual Property, and shall promptly pay for all utility services provided to such Individual Property.  After prior written notice to Lender, an Individual Borrower, at such Individual Borrower’s own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) [intentionally omitted]; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which such Individual Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) such Individual Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) such Individual Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.  Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

5.1.3                     Litigation. Each Individual Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against such Individual Borrower and/or Guarantor which might materially adversely affect such Individual Borrower’s or Guarantor’s condition (financial or otherwise) or business or its Individual Property.

5.1.4                     Access to Properties. Each Individual Borrower shall permit agents, representatives and employees of Lender to inspect its Individual Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of Tenants under their respective Leases.

5.1.5                     Notice of Default. Each Individual Borrower shall promptly advise Lender of any material adverse change in such Individual Borrower’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which such Individual Borrower has knowledge.

5.1.6                     Cooperate in Legal Proceedings. Each Individual Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7                     Perform Loan Documents. Each Individual Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, such Individual Borrower.

5.1.8                     Award and Insurance Benefits. Each Individual Borrower shall cooperate (or cause the applicable Tenant to cooperate) with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with its Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by such Individual Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting such Individual Property or any part thereof) out of such Insurance Proceeds.

5.1.9                     Further Assurances. Each Individual Borrower shall, at its sole cost and expense:

(a)                                 furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by such Individual Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b)                                 execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of such Individual Borrower under the Loan Documents, as Lender may reasonably require; and

(c)                                  do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10              Principal Place of Business, State of Organization. No Individual Borrower will cause or permit any change to be made in its name, identity (including its trade name or names), place of organization or formation or such Individual Borrower’s corporate or partnership or other structure unless such Individual Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, and the other Loan Documents and, in the case of a change in such Individual Borrower’s structure, without first obtaining the prior written consent of Lender, which consent may given or denied in Lender’s sole discretion.  Upon Lender’s request, any Individual Borrower shall, at such Individual Borrower’s sole cost and expense, execute and deliver additional security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.  Each Individual Borrower’s principal place of business and chief executive office, and the place where such Individual Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of such Individual Borrower) and will continue to be the address of such Individual Borrower set forth at the introductory paragraph of this Agreement (unless such Individual Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change).  Each Individual Borrower shall promptly notify Lender of any change in its organizational identification number.  If any Individual Borrower does not now have an organizational identification number and later obtains one, such Individual Borrower promptly shall notify Lender of such organizational identification number.

5.1.11              Financial Reporting.

(a)                                 Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the requirements for a Special Purpose Entity set forth herein and GAAP (or such other accounting basis acceptable to Lender, consistently applied), proper and accurate books, records and accounts reflecting all of the financial affairs of each Individual Borrower and all items of income and expense in connection with the operation of each Individual Property.  Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of any Individual Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire.  After the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to any Individual Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

(b)                                 Borrower will furnish, or cause to be furnished, to Lender annually, within ninety (90) days following the end of each Fiscal Year a consolidated and annotated annual financial statement of Borrower, IREIT (i.e., Borrower’s statement shall be consolidated on IREIT’s financial statement) and Principal (if any) certified by an accounting firm or other independent certified public accountant reasonably acceptable to Lender (except that with respect to the 2012 annotated annual statement of IREIT only, such financial statements may be certified by the Chief Account Officer or other authorized officer of IREIT) in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied) covering the Properties on a combined basis for such Fiscal Year, together with unaudited financial statements relating to each Individual Borrower and each Individual Property.  Such financial statements for each Individual Property for such Fiscal Year shall contain statements of profit and loss for each applicable Individual Borrower and each Individual Property and a balance sheet for each applicable Individual Borrower.  Such statements shall set forth the financial condition and the results of operations for each Individual Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an Officer’s Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of each Individual Borrower and each Individual Property and has been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied), (iii) an unqualified opinion of an accounting firm or other independent certified public accountant reasonably acceptable to Lender that IREIT’s annual financial statement presents fairly the financial condition and the results of operations of IREIT, (iv) a certified rent roll containing current rent, lease expiration dates and the square footage occupied by each tenant, (v) an Officer’s Certificate with a schedule certified reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by the certifying officer of Borrower.  Together with Borrower’s annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c)                                  Borrower will furnish, or cause to be furnished, to Lender on or before forty five (45) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of each Individual Borrower and each Individual Property (subject to normal year-end adjustments) as applicable:  (i) a rent roll for the subject months; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to any reserves required hereunder) and other information necessary and sufficient to fairly represent the financial position and results of operation of such Individual Property during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding three (3) month, six (6) month and twelve (12) month periods, respectively, as of the last day of each such period; and (iv) a Net Cash Flow Schedule.  In addition, such certificate shall also be accompanied by an Officer’s Certificate stating that (I) the representations and warranties of each Individual Borrower set forth in Section 4.1.30(a) are true and correct as of the date of such certificate and (II) a Tenant Go Dark Event has not occurred with respect to any Individual Property (or if a Tenant Go Dark Event has occurred, stating with specificity which Individual Properties are affected).

(d)                                 For the partial year period commencing on the date hereof and for each Fiscal Year thereafter, each Individual Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender; provided, that if no Event of Default or Cash Sweep Event then exists, Borrower shall have an additional sixty (60) days (i.e., for thirty (30) days after the commencement of such period or Fiscal Year) within which to submit the Annual Budget.  During a Cash Sweep Period, the Annual Budget shall be subject to Lender’s written approval (each such Annual Budget, an “Approved Annual Budget”).  Each Individual Borrower’s written request therefor shall be delivered together with such materials reasonably requested by Lender in order to evaluate such request (it being acknowledged and agreed that no request for consent shall be effective unless and until such materials have been delivered to Lender) and shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 5.1.11(d) OF THE LOAN AGREEMENT, THIS IS A REQUEST FOR LENDER’S CONSENT.  THE PROPOSED ANNUAL BUDGET SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN FIFTEEN (15) DAYS’ OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”. In the event that Lender fails to approve or disapprove the foregoing written request within such fifteen (15) day period, then Lender’s consent shall be deemed to have been granted.  In the event that Lender objects to a proposed Annual Budget submitted by any Individual Borrower, Lender shall advise such Individual Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to such Individual Borrower a reasonably detailed description of such objections) and such Individual Borrower shall promptly revise such Annual Budget and resubmit the same to Lender.  Such notice shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 5.1.11(d) OF THE LOAN AGREEMENT, THIS IS A REQUEST FOR LENDER’S CONSENT.  THE PROPOSED ANNUAL BUDGET SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN TEN (10) DAYS’ OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”.  In the event that Lender fails to approve or disapprove the second written request within such ten (10) day period, then Lender’s consent shall be deemed to have been granted.  Lender shall advise such Individual Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to such Individual Borrower a reasonably detailed description of such objections) and such Individual Borrower shall promptly revise and resubmit the same to Lender until Lender approves the Annual Budget.  Until such time that Lender approves a proposed Annual Budget (or such proposed Annual Budget is deemed approved pursuant to this Section 5.1.11(d)), the most recently Approved Annual Budget shall apply; provided, that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges.

In the event that Lender objects to a proposed Annual Budget submitted by any Individual Borrower, Lender shall advise such Individual Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to such Individual Borrower a reasonably detailed description of such objections) and such Individual Borrower shall promptly revise such Annual Budget and resubmit the same to Lender.  Lender shall advise such Individual Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and such Individual Borrower shall promptly revise the same in accordance with the process described in this Section 5.1.11(d) until Lender approves the Annual Budget.  Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided, that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges.

(e)                                  During a Cash Sweep Period, in the event that any Individual Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each, an “Extraordinary Expense”), then such Individual Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which may be given or denied in Lender’s reasonable discretion.  Individual Such Borrower’s written request therefor shall be delivered together with such materials reasonably requested by Lender in order to evaluate such request (it being acknowledged and agreed that no request for consent shall be effective unless and until such materials have been delivered to Lender) and shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 5.1.11(e) OF THE LOAN AGREEMENT, THIS IS A REQUEST FOR LENDER’S CONSENT.  THIS REQUEST SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN TEN (10) DAYS’ OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”.  In the event that Lender fails to approve or disapprove the foregoing written request within such ten (10) day period, then Lender’s consent shall be deemed to have been granted.  Notwithstanding the foregoing, this Section 5.1.11(e) does not impose on Lender any obligation to disburse any funds if an Event of Default then exists.

(f)                                   Each Individual Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of its applicable Individual Property and the financial affairs of such Individual Borrower as may be reasonably requested by Lender.

(g)                                  Each Individual Borrower shall furnish to Lender, within ten (10) Business Days after Lender’s request (or as soon thereafter as may be reasonably possible), financial and sales information from any Tenant designated by Lender (to the extent such financial and sales information is required to be provided under the applicable Lease and same is received by such Individual Borrower after request therefor).

(h)                                 Borrower will cause Guarantor to furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Guarantor, financial statements audited by an independent certified public accountant, which shall include an annual balance sheet and profit and loss statement of Guarantor, in the form reasonably required by Lender.  Notwithstanding the foregoing, the obligation for IREIT to deliver to Lender such audited financial statements shall not commence until 2014, when IREIT shall be so obligated to deliver to Lender its Fiscal Year financial statements for the calendar year 2013.

(i)                                     Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in electronic form or (ii) in any other format reasonably requested by Lender.  Borrower agrees that Lender may disclose information regarding each Individual Property and each Individual Borrower that is provided to Lender pursuant to this Section 5.1.11(i) in connection with the Securitization to such parties requesting such information in connection with such Securitization.

5.1.12              Business and Operations. Each Individual Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property.  Each Individual Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction of its formation as and to the extent the same are required for the ownership, maintenance, management and operation of its Individual Property. Each Individual Borrower shall at all times during the term of the Loan, continue to own all of the Personal Property which are necessary to operate its Individual Property in the manner required hereunder and in the manner in which it is currently operated.

5.1.13              Title to the Properties. Each Individual Borrower will warrant and defend (a) the title to its Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Mortgage on each Individual Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever.  Each Individual Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by Lender if an interest in its Individual Property, other than as permitted hereunder, is claimed by another Person.

5.1.14              Costs of Enforcement. In the event (a) that the Mortgage encumbering any Individual Property is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage encumbering any Individual Property prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Individual Borrower or any of its constituent Persons or an assignment by any Individual Borrower or any of its constituent Persons for the benefit of its creditors, such Individual Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and expenses, incurred by Lender or such Individual Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.1.15              Estoppel Statement.

(a)                                 After request by Lender, which shall not occur more than one (1) time per calendar year unless a default or an Event of Default then exists, each Individual Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i)  the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by such Individual Borrower, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b)                                 Each Individual Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial Tenant leasing space at its Individual Property in form and substance reasonably satisfactory to Lender (in the form attached to the applicable Tenant’s lease, if required pursuant to such Lease) provided that such Individual Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year unless a default or an Event of Default then exists.

(c)                                  Within thirty (30) days of a written request by any Individual Borrower, Lender shall deliver to such Individual Borrower a statement setting forth the items described at (a)(i), (ii), (iii) and (iv) of this Section 5.1.15 provided that Lender shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

(d)                                 Intentionally omitted.

5.1.16              Loan Proceeds. Each Individual Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17              Performance by Borrower. Each Individual Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, such Individual Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, such Individual Borrower without the prior written consent of Lender.

5.1.18              Confirmation of Representations. Each Individual Borrower shall deliver, in connection with any Securitization, (a) one (1) or more Officer’s Certificates certifying as to the accuracy of all representations made by such Individual Borrower in the Loan Documents as of the date of the closing of such Securitization, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of such Individual Borrower, Principal and Guarantor as of the date of the Securitization.

5.1.19              Environmental Covenants.

(a)                                 Each Individual Borrower covenants and agrees that:  (i) all uses and operations on or of its applicable Individual Property, whether by such Individual Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Substances in, on, under or from the applicable Individual Property; (iii) there shall be no Hazardous Substances in, on, or under the applicable Individual Property, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, (B) in de-minimis amounts necessary to operate the applicable Individual Property for the purposes set forth in the Loan

Agreement which will not result in an environmental condition in, on or under such Individual Property and which are otherwise permitted under and used in compliance with Environmental Law, and (C) fully disclosed to Lender in writing; (iv) subject to a right to contest under applicable environmental law, provided any such contest stays any enforcement proceeding by the applicable authority, such Individual Borrower shall keep its applicable Individual Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of such Individual Borrower or any other person or entity (the “Environmental Liens”); (v) such Individual Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) such Individual Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with its applicable Individual Property, pursuant to any reasonable written request of Lender made in the event that Lender has a good faith reason to believe based upon credible evidence or information that an environmental hazard exists on or affects the applicable Individual Property (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) such Individual Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender made in the event that Lender has a good faith reason to believe based on credible evidence or information that an environmental hazard exists on or affects its applicable Individual Property to (A) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the applicable Individual Property; (B) comply with any Environmental Law; (C) comply with any directive from any Governmental Authority; and (D) take any other reasonable action necessary or appropriate for protection of human health or the environment; (viii) such Individual Borrower shall not do or allow any tenant or other user of its applicable Individual Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off such Individual Property), impairs or may impair the value of such Individual Property, is contrary to any requirement of any insurer, involves Hazardous Substances or an environmental condition and constitutes a public or private nuisance, involves Hazardous Substances or an environmental condition and constitutes waste, or involves Hazardous Substances or an environmental condition and constitutes and violates any covenant, condition, agreement or easement applicable to such Individual Property; and (ix) such Individual Borrower shall immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards its applicable Individual Property; (B) any non-compliance with any Environmental Laws related in any way to such Individual Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to such Individual Property; and (E) any written or oral notice or other communication of which any Individual Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with such Individual Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

(b)                                 In the event that Lender has reason to believe that an environmental hazard exists on any Individual Property that may, in Lender’s sole discretion, endanger any Tenants or other occupants of such Individual Property or their guests or the general public, or may materially and adversely affect the value of such Individual Property, upon reasonable notice from Lender, the applicable Individual Borrower shall, at such Individual Borrower’s expense, promptly cause an engineer or consultant satisfactory to Lender to conduct an environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Lender within a reasonable period or if Lender has reason to believe that an environmental hazard exists on such Individual Property that, in Lender’s sole judgment, endangers any Tenant or other occupant of such Individual Property or their guests or the general public or may materially and adversely affect the value of such Individual Property, upon reasonable notice to Borrower, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon such Individual Property at all reasonable times to assess any and all aspects of the environmental condition of such Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing.  Each Individual Borrower shall cooperate with and provide Lender and any such Person designated by Lender with access to its Individual Property.

5.1.20              Leasing Matters.

(a)                                 Each Individual Borrower may enter into Leases or modify existing Leases demising a portion of its Individual Property less than or equal to the Relevant Leasing Threshold without Lender’s prior written approval provided such Leases are to unaffiliated, third-party tenants and shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents, and further provided that such Leases shall provide that (x) they are subordinate to the Mortgage encumbering the applicable Individual Property, and (y) the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale.

(b)                                 No Individual Borrower may enter into a Lease with an Affiliate covering all or substantially all of its Individual Property without the prior written approval of Lender, which approval may be given or withheld in the sole discretion of Lender.

(c)                                  No Individual Borrower may enter into Leases or modify existing Leases demising a portion of its Individual Property greater than the Relevant Leasing Threshold without the prior written approval of Lender, provided, however, subject to Section 5.1.20(b) hereof, Lender shall not withhold such approval if such Individual Borrower delivers to Lender, together with its request for approval, an abstract or summary of the proposed Lease terms and an Officer’s Certificate certifying that the Leasing Conditions have been satisfied.  With respect to the approval of a Lease (or modification of an existing Lease) demising a portion of the applicable Individual Property greater than the Relevant Leasing Threshold, (i) the failure to satisfy one or more of the Leasing Conditions shall not, in an of itself, be a basis for disapproval, and (ii) Lender shall taken into consideration current market conditions when determining whether to approve such a Lease (or modification).

(d)                                 To the extent Lender’s written approval is required pursuant to this Section 5.1.20 to any Lease or modification (excluding a Lease for all or substantially all of an Individual Property entered into with an Affiliate, the approval of which is required pursuant to Section 5.1.20(b) hereof), any Individual Borrower’s written request therefor shall be delivered together with such materials reasonably requested by Lender in order to evaluate such request (it being acknowledged and agreed that no request for consent shall be effective unless and until such materials have been delivered to Lender) and shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 5.1.20 OF THE LOAN AGREEMENT, THIS IS A REQUEST FOR LENDER’S CONSENT.  LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS.  LENDER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD WILL ENABLE BORROWER TO DELIVER A SECOND NOTICE REQUESTING LENDER’S CONSENT”.  In the event Lender fails to approve or disapprove to such request within ten (10) Business Days’ of the effective date of such initial request, such Individual Borrower may deliver to Lender a second written request for approval, which second written request for approval shall conspicuously state, in large bold type, that “THIS IS A REQUEST FOR LENDER’S CONSENT.  LENDER’S CONSENT IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS.  THE LEASE SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN FIVE (5) BUSINESS DAYS’ OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”.  In the event that Lender fails to approve or disapprove the second written request within such five (5) Business Day period, then Lender’s consent shall be deemed to have been granted.

(e)                                  Each Individual Borrower shall furnish Lender with executed copies of all Leases and a copy of the executed Tenant Direction Letter signed by such Individual Borrower and to the extent available, the Tenant.

(f)                                   Each Individual Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of its Individual Property involved except that, subject to the terms of this Section 5.1.20, no termination by such Individual Borrower or acceptance of surrender by a tenant of any Lease shall be permitted without the written consent of Lender which consent may be withheld in the sole discretion of Lender; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require.  Notwithstanding the foregoing, any Individual Borrower may, without the prior written consent of Lender, terminate (or accept a surrender of) any Lease which demises less than the Relevant Leasing Threshold under any of the following circumstances:  (i)

the tenant under said Lease is in default beyond any applicable grace and cure period, and such Individual Borrower has the right to terminate such Lease; (ii) such termination is permitted by the terms of the Lease in question and such Individual Borrower has secured an obligation from a third party to lease the space under the Lease to be terminated at a rental equal to or higher than the rental due under the Lease to be terminated; and (iii) if the tenant under the Lease to be terminated has executed a right under said Lease to terminate its Lease upon payment of a termination fee to such Individual Borrower and has in fact terminated its Lease and paid said fee, such Individual Borrower may accept said termination.  Notwithstanding anything to the contrary contained herein, all new Leases and all amendments, modifications, extensions, and renewals of existing Leases with Tenants that are Affiliates of any Individual Borrower shall be subject to the prior written consent of Lender.

5.1.21              Alterations.  Subject to the rights of Dollar General to make alterations pursuant to the terms of its respective Leases, each Individual Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on such Individual Borrower’s financial condition, the value of its Individual Property or such Individual Property’s Net Operating Income.  Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on any Individual Borrower’s financial condition, the value of its Individual Property or such Individual Property’s Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, or any Lease executed after the date hereof to a Lessee that is not an Affiliate of such Individual Borrower for which Lender’s approval was not required or was given, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (c) alterations performed in connection with the Restoration of such Individual Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement, or (d) any alteration which costs less than the Threshold Amount (in the aggregate for all current alterations at such Individual Property), provided that, in all of the foregoing clauses (a) through (d), such Individual Borrower complies with the Alteration Conditions.  If the total unpaid amounts due and payable with respect to alterations to the Improvements at any Individual Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) shall at any time exceed the Threshold Amount, the applicable Individual Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for such Individual Borrower’s obligations under the Loan Documents any of the following:  (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that, at Lender’s option, the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization or (D) a completion bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than “A-1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that, at Lender’s option, the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or class thereof in connection with any Securitization.  Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22              Operation of Property.

(a)                                 Each Individual Borrower shall cause its Individual Property to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable.  In the event that the Management Agreement expires or is terminated (without limiting any obligation of an Individual Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), such Individual Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b)                                 Each Individual Borrower shall:  (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; and (iii) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

5.1.23              Embargoed Person.  Each Individual Borrower has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Individual Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in any Individual Borrower, Principal or Guarantor, as applicable, with the result that the investment in such Individual Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Individual Borrower, Principal or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in any Individual Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any Individual Property to be subject to forfeiture or seizure. Notwithstanding the foregoing, to the extent that an Embargoed Person acquires a non-controlling interest in IREIT or IREIC, either (1) without the knowledge of Borrower, IREIT or IREIC, through a transaction brokered by a FINRA licensed broker dealer not affiliated with IREIT or IREIC, provided such broker dealer has executed a dealer agreement or selling agreement with IREIT, IREIC or an affiliate of IREIT or IREIC in which it covenants to, among other things, comply with The USA PATRIOT Act (or any successor legislation), or (2) provided Borrower performs reasonable due diligence, without the knowledge of Borrower, IREIT or IREIC, after the initial sale or offering of such interests in

IREIT or IREIC, the resulting breach of the foregoing representations shall be deemed to be unintentional and not willfully or grossly negligent for purposes of Section 9.3 hereof.

5.1.24              Supplemental Mortgage Affidavits.  As of the date hereof, each Individual Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages.  If at any time Lender determines (i) based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property or (ii) Lender and/or the Rating Agencies, in connection with a Securitization, require the amount secured by any Mortgage be increased, Borrower agrees that it will execute, acknowledge and deliver to Lender, immediately upon Lender’s request, supplemental affidavits and/or Mortgages increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule VI annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender, and Borrower shall, on demand, pay any additional taxes.

Section 5.2                                   Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage and any other collateral in accordance with the terms of this Agreement and the other Loan Documents, each Individual Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1                     Operation of Property.  No Individual Borrower shall, without Lender’s prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate, cancel, amend or modify the Management Agreement; provided, that such Individual Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

5.2.2                     Liens.  No Individual Borrower shall create, incur, assume or suffer to exist any Lien on any portion of its Individual Property or permit any such action to be taken, except for Permitted Encumbrances.

5.2.3                     Dissolution. No Individual Borrower shall (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of its Individual Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of such Individual Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the organizational documents of the Principal, in each case, without obtaining the prior written consent of Lender or Lender’s designee.

5.2.4                     Change In Business.  No Individual Borrower shall enter into any line of business other than the ownership and operation of its Individual Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.  Nothing contained in this Section 5.2.4 is intended to expand the rights of any Individual Borrower contained in Section 5.2.10(d) hereof.

5.2.5                     Debt Cancellation.  No Individual Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Individual Borrower by any Person, except for adequate consideration and in the ordinary course of such Individual Borrower’s business.

5.2.6                     Zoning.  No Individual Borrower shall initiate or consent to any zoning reclassification of any portion of its Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of such Individual Property in any manner that could result in such use becoming a non conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

5.2.7                     No Joint Assessment.  No Individual Borrower shall suffer, permit or initiate the joint assessment of its Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of such Individual Property.

5.2.8                     Intentionally Omitted.

5.2.9                     ERISA.

(a)                                 No Individual Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)                                 (b)                                 Each Individual Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) such Individual Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) such Individual Borrower is not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans and (C) one or more of the following circumstances is true:

(i)                                     Equity interests in such Individual Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)                                  Less than twenty-five percent (25%) of each outstanding class of equity interests in such Individual Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii)                               Such Individual Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.10              Transfers.

(a)                                 Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower and its general partner, managing member, limited partners, members and beneficial owners, as applicable, in owning and operating properties such as the Property in agreeing to make the loan secured by the Mortgage, and that Lender will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt.  Borrower shall not without Lender’s prior written consent and except as otherwise expressly provided in this Section 5.2.10: (i) sell, assign, convey, mortgage, grant, pledge, assign, grant options with respect to, transfer or otherwise dispose of its legal or beneficial interests in the Property or any part thereof other than pursuant to Leases permitted under, and entered into in accordance with, Section 5.1.20 hereof, (ii) permit any owner, directly or indirectly, of an ownership interest the Property, to transfer or dispose of such interest, whether by transfer of stock or other interest in a Restricted Party, or otherwise, (iii) incur Indebtedness (other than the Indebtedness permitted pursuant to the terms of this Agreement), (iv) mortgage, hypothecate or otherwise encumber or grant a security interest in the Property or any part thereof, (v) sell, assign, convey, transfer, mortgage, encumber, grant a security interest in, or otherwise transfer or dispose of any direct or indirect ownership interest in any Restricted Party, or permit any Restricted Party that owns an interest in another Restricted Party to do the same, or (vi) file a declaration of condominium with respect to the Property (any of the foregoing transactions, a “Transfer”).  Notwithstanding the foregoing, for purposes hereof, a “Transfer” shall not include Permitted Transfers.

(b)                                 Notwithstanding Section 5.2.10(a), at any time other than the period commencing thirty (30) days prior to a Securitization and ending thirty (30) days after a Securitization, Lender’s consent shall not be required in connection with one or a series of Transfers, of up to forty-nine percent (49%) of the stock, limited partnership interests or membership interests (as the case may be) in a Restricted Party; provided, however, no such Transfer shall result in the change of Control in such Restricted Party, and as a condition to each such Transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed Transfer.  In addition, at all times, IREIT must continue to (i) Control the applicable Restricted Party, and (ii) own, directly or indirectly, not less than fifty-one percent (51%) of the legal and beneficial interest in the applicable Restricted Party.

(c)                                  Notwithstanding Section 5.2.10(a), at any time other than the period commencing thirty (30) days prior to a Securitization and ending thirty (30) days after a Securitization, Lender shall not withhold its consent to a Transfer of the entire Property or all of the outstanding ownership interests in Borrower in a single transaction to one newly-formed Special Purpose Entity which shall be a wholly-owned subsidiary of IREIT (“Permitted Affiliate Transferee”) which shall be approved by Lender in its reasonable discretion (“Permitted Affiliate

Transfer”), provided (1) no Event of Default shall have occurred and be continuing, (2) the creditworthiness of IREIT, as applicable, has not deteriorated, in the sole discretion of Lender, from the Closing Date to the date of the proposed Transfer, and (3) Borrower shall have paid all reasonable and customary third party expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with such Transfer (but not any assumption or processing fee).

(d)                                 Notwithstanding Section 5.2.10(a), at any time after other than during the period that is thirty (30) days prior to and thirty (30) days after a Securitization, Lender shall not withhold its consent to a Transfer of the Property and assumption of the Loan, provided that Lender receives thirty (30) days’ prior written notice of such Transfer and further provided that the following additional requirements are satisfied:

(i)                                     the proposed transferee of the Property shall be a Special Purpose Entity (the “Transferee”) which at the time of such transfer will be in compliance with, and must be able to satisfy all of, the representations, warranties and covenants contained in Section 4.1.30, Section 4.1.35, Section 5.1.23 and Section 5.2.9 and which shall have assumed in writing (subject to the terms of Section 9.3 hereof) and agreed to comply with all the terms, covenants and conditions set forth in this Loan Agreement and the other Loan Documents, expressly including, without limitation the representations, warranties and covenants contained in Section 4.1.30, Section 4.1.35, Section 5.1.1 and Section 5.1.23 hereof;

(ii)                                  Borrower shall deliver confirmation in writing from the Rating Agencies that such proposed Transfer will not cause a downgrading, withdrawal, reduction or qualification of the ratings in effect immediately prior to such Transfer for the Securities, or any class thereof, issued in connection with a Securitization which are then outstanding;

(iii)                               Transferee and Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity not worse than the net worth and liquidity of Borrower and its Principals as of the date hereof or an aggregate net worth and liquidity otherwise reasonably acceptable to Lender;

(iv)                              Transferee or Transferee’s Principals must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Property, which expertise shall be reasonably determined by Lender;

(v)                                 Transferee, Transferee’s Principals and all other entities which may be owned or Controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;

(vi)                              Transferee shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;

(vii)                           there shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender;

(viii)                        the Property shall be managed by a Qualified Manager pursuant to a Replacement Management Agreement;

(ix)                              Transferee, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other Indebtedness in a manner which is not reasonably acceptable to Lender;

(x)                                 no Event of Default shall have occurred and be continuing and no Default or Event of Default shall otherwise occur as a result of such Transfer;

(xi)                              Borrower shall deliver, at its sole cost and expense, an endorsement to each existing Title Insurance Policy insuring the related Mortgage, as modified by the assumption agreement, as a valid first lien on the Property and naming Transferee as owner of the fee estate (or leasehold estate, as applicable) of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, such Property shall not be subject to any additional exceptions or liens other than those contained in such Title Insurance Policy issued on the date hereof and the Permitted Encumbrances relating thereto;

(xii)                           Intentionally omitted;

(xiii)                        Intentionally omitted;

(xiv)                       Transferee, at its sole cost and expense, shall deliver opinions regarding existence, authority and enforceability, which opinions may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives with respect to the proposed transaction;

(xv)                          Transferee and Transferee’s Principals shall deliver (1) all organizational documentation reasonably requested by Lender, which shall be reasonably acceptable to Lender, and (2) all certificates, agreements and covenants reasonably required by Lender;

(xvi)                       Prior to any release of Guarantor, one (1) or more substitute guarantors reasonably acceptable to Lender shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity (if any) executed by Guarantor or execute a replacement guaranty and environmental indemnity (if applicable) reasonably satisfactory to Lender;

(xvii)                    Borrower shall have paid an assumption fee equal to one-half of one percent (0.5%) of the then outstanding principal balance of the Loan in connection with the first such Transfer, and an assumption fee equal to one percent (1.0%) of the then outstanding principal balance of the Loan in connection with each subsequent Transfer, provided, however, no such assumption fee shall be payable if the Transferee is wholly owned by an Identified Affiliate; and;

(xviii)                 Borrower shall pay (or cause to be paid) any and all reasonable out-of-pocket costs actually incurred by Lender in connection with such Transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements) and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies (if any) pursuant to clause (ii) above.

(e)                                  Notwithstanding Section 5.2.10(a), at any time after other than during the period that is thirty (30) days prior to and thirty (30) days after a Securitization, Lender shall not withhold its consent to a Transfer of all of the outstanding ownership interests in Borrower in a single transaction to an Identified Affiliate, provided that Lender receives thirty (30) days’ prior written notice of such Transfer and further provided that the following additional requirements are satisfied:

(i)                                             Borrower shall deliver confirmation in writing from the Rating Agencies that such proposed Transfer will not cause a downgrading, withdrawal, reduction or qualification of the ratings in effect immediately prior to such Transfer for the Securities, or any class thereof, issued in connection with a Securitization which are then outstanding;

(ii)                                          The Identified Affiliate shall, as of the date of such transfer, have an aggregate net worth and liquidity not worse than the net worth and liquidity of IREIT as of the date hereof or an aggregate net worth and liquidity otherwise reasonably acceptable to Lender;

(iii)                                       The Identified Affiliate and all other entities which may be owned or Controlled directly or indirectly by the Identified Affiliate (“Identified Affiliate Related Entities”) must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;

(iv)                                      there shall be no material litigation or regulatory action pending or threatened against the Identified Affiliate or Identified Affiliate Related Entities which is not reasonably acceptable to Lender;

(v)                                         the Property shall continue to be managed by Manager or be managed by a Qualified Manager pursuant to a Replacement Management Agreement;

(vi)                                      no Event of Default shall have occurred and be continuing and no Default or Event of Default shall otherwise occur as a result of such Transfer;

(vii)                                   intentionally omitted;

(viii)                                The Identified Affiliate, at its sole cost and expense, shall deliver opinions regarding existence, authority and enforceability, which opinions may be relied upon by

Lender, the Rating Agencies and their respective counsel, agents and representatives with respect to the proposed transaction;

(ix)                                      The Identified Affiliate shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably acceptable to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender;

(x)                                         Prior to any release of Guarantor, the Identified Affiliate shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity (if any) executed by Guarantor or execute a replacement guaranty and environmental indemnity (if applicable) reasonably satisfactory to Lender; and

(xi)                                      Borrower shall pay all of Lender’s reasonable and customary third-party expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with such Transfer and a processing fee equal to $5,000 and all expenses of the Rating Agencies (if any) pursuant to clause (i) above.

(f)                                   Notwithstanding Section 5.2.10(a), Lender’s consent shall not be required with respect to the merger of IREIT with any other Identified Affiliate; provided that (i) Lender shall receive not less than thirty (30) days prior written notice of any such proposed merger, (ii) no Event of Default shall have occurred and be continuing, (iii) the net worth of the entity surviving such merger shall equal or exceed the net worth of IREIT immediately prior to such merger, and (iv) immediately following such merger, the entity surviving the merger shall be publicly registered with the Securities and Exchange Commission.

(g)                                  Notwithstanding Section 5.2.10(a), at any time other than the period commencing thirty (30) days prior to a Securitization and ending thirty (30) days after a Securitization, Lender’s consent shall not be required in connection with the acquisition by IREIT of any entity whether by merger, stock purchase, asset purchase or any other manner; provided that: (i) Lender shall receive not less than thirty (30) days prior written notice of any such proposed transaction, (ii) no Event of Default shall have occurred and be continuing, (iii) IREIT is the surviving entity following such a transaction, and (iv) the net worth of IREIT after the transaction shall equal or exceed the net worth of IREIT immediately prior to such a transaction.

(h)                                 Notwithstanding Section 5.2.10(a), at any time other than the period that is thirty (30) days prior to and thirty (30) days after a Securitization, Lender shall not withhold its consent to, and shall not charge an assumption fee in connection, with a Transfer by IREIT of one hundred percent (100%) of the membership interests in Borrower to a joint venture in which IREIT owns at least twenty-five percent (25%) of the stock, partnership interests or membership interests (“JV Transferee”), provided that (i) Lender receives at least thirty (30) days’ prior written notice of such Transfer, (ii) no Event of Default shall have occurred and be continuing at the time of such written notice or the Transfer, (iii) IREIT maintains operational and managerial control of the JV Transferee and Borrower, (iv) subject to Section 5.16 of the Guaranty Agreement, IREIT and IREIC continue to be Guarantor, (v) IREIT’s partner in the JV Transferee (the “JV Partner”) or the JV Partner’s parent entity shall have at least $350,000,000.00 in assets, (vi) the JV Partner or the JV Partner’s parent entity shall have a net worth of at least

$175,000,000.00; (vii) neither the JV Partner nor any of its Affiliates shall have been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer, (viii) Borrower shall pay all of Lender’s reasonable and customary third-party expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with such Transfer and a processing fee equal to $5,000, and (ix)  if required or requested by any of the Rating Agencies, Borrower shall deliver a substantive non-consolidation opinion with respect to such Transfer to the JV Transferee.

(i)                                     Lender shall approve or disapprove any proposed Transfer governed by this Section 5.2.10 within thirty (30) days of Lender’s receipt of a written notice from Borrower requesting Lender’s approval, provided such notice includes all information necessary to make such decision, and further provided that such written notice from Borrower shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 5.2.10 OF THE LOAN AGREEMENT, A RESPONSE IS REQUIRED WITHIN THIRTY (30) DAYS’ OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”.  If Lender fails to disapprove any proposed Transfer within such period, Borrower shall provide a second written notice requesting approval, which written notice shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 5.2.10 OF THE LOAN AGREEMENT, THE MATTER DESCRIBED HEREIN SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN FIFTEEN (15) BUSINESS DAYS’ OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”.  Thereafter, if Lender does not disapprove the proposed Transfer within said fifteen (15) Business Day period, Lender’s consent to the proposed Transfer shall be deemed to have been given; provided, however, and notwithstanding the foregoing, no such consent to the proposed Transfer shall be deemed given unless and until Borrower shall have delivered confirmation in writing from the Rating Agencies that such proposed Transfer will not cause a downgrading, withdrawal, reduction or qualification of the ratings in effect immediately prior to such Transfer for the Securities, or any class thereof, issued in connection with a Securitization which are then outstanding, or Lender has determined that Rating Agency confirmation is not required.

(j)                                    Borrower, without the consent of Lender, may grant easements, restrictions, covenants, reservations and right of way in the ordinary course of business for access, parking, water and sewer lines, telephone and telegraph lines, electric lines and other utilities or for other similar purposes, provided that no such transfer, conveyance or encumbrance shall materially impair the utility and operation of the Property or materially adversely affect the value of such Property or the Net Operating Income of such Property.  In connection with any transfer, conveyance or encumbrance permitted in the immediately preceding sentence, the Lender shall execute and deliver any instrument reasonably necessary or appropriate to evidence its consent to said action or to subordinate the Lien of the Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by the Lender of: (A) a copy of the instrument of transfer; and (B) an Officer’s Certificate stating with respect to any transfer described above, that such transfer does not materially impair the utility and operation of the Property or materially reduce the value of such Property or the Net Operating Income of such Property.  If Borrower shall receive any consideration in connection with any of said described transfers or conveyances, Borrower shall have the right to use any such proceeds in connection with any alterations performed in connection therewith, or required thereby, provided, however, during a Cash Management Period, to the extent any such proceeds are not used in connection with alterations (or any such proceeds exceeds the amount required to perform the related alterations), Borrower shall immediately deposit such amount or the remainder thereof, as the case may be, into the Lockbox Account.

(k)                                 Except as set forth herein, no sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer all or any part of the Property, shall be permitted during the term of the Loan without Lender’s prior written approval.  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property without Lender’s consent if such consent is required herein. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property.

(l)                                     Lender’s consent to any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property shall not be deemed to be a waiver of Lender’s right to require such consent in the future. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property made in contravention of this Section shall be null and void and of no force or effect.

(m)                             Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, Lender’s actual out-of-pocket attorneys’ fees and disbursements, title search costs, rating agency fees and title insurance endorsement premiums) incurred by Lender in connection with the review, approval or disapproval, and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer; provided, however, that Borrower is not obligated to pay any administrative fee, processing fee or other similar fee unless any such fee is specifically set forth elsewhere in this Section 5.2.10.

ARTICLE VI - INSURANCE; CASUALTY; CONDEMNATION;

Section 6.1                                   Insurance.

(a)                                 Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and each Individual Property providing at least the following coverages:

(i)                                     comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal

Property waiving all co insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000.00) for flood coverage and no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000) for all such insurance coverage, provided however with respect to windstorm coverage, and including loss caused directly by the peril of Flood occurring in conjunction with a “Named Windstorm”, providing for no deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) or five percent (5%) of total insurable value, whichever is higher; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the applicable Individual Property shall at any time constitute legal non conforming structures or uses.  In addition, Borrower shall obtain:  (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the insurable value replacement costs (including, if applicable, the replacement costs of any contents stored or located in the Improvements); and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event any Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii)                                  commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Properties, such insurance (A) to be on the so called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:  (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available

(iii)                               rental business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) covering rental losses or business interruption, as may be applicable, for a period of at least twelve (12) months after the date of the casualty and (unless Dollar General is providing casualty insurance satisfying the requirements of this Section 6.1 with respect to its Improvements at any Individual Property in accordance with Section 6.1(g) hereof) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an annual amount equal to one hundred percent (100%) of the rents or projected gross revenues from the operation of the applicable Individual Property

(as reduced to reflect expenses not incurred during a period of Restoration).  The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the applicable Individual Property for the succeeding twelve (12) month period.  All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied in Lender’s sole discretion to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligation to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)                              at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance otherwise known as “Owner Contractor’s Protective Liability,” covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so called builder’s risk completed value form (1) on a non reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy such Individual Property, and (4) with an agreed amount endorsement waiving co insurance provisions;

(v)                                 comprehensive boiler and machinery insurance, if steam boilers or other pressure fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vi)                              automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars and 00/100 Dollars ($1,000,000.00), if applicable;

(vii)                           worker’s compensation and employer’s liability subject to the worker’s compensation laws of the applicable state, if applicable;

(viii)                        umbrella and excess liability insurance in an amount not less than Ten Million and No/100 Dollars ($10,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, if applicable, which umbrella liability coverage shall apply in excess of the automobile liability coverage in subsection (vi) above;

(ix)                              the insurance required under this Section 6.1(a) shall cover perils of terrorism and acts of terrorism (including, without limitation, domestic, foreign, certified and uncertified as set forth in TRIA) and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under this Sections 6.1(a) at all times during the term of the Loan; and

(x)                                 upon sixty (60) days’ written notice, such other reasonable insurance including, but not limited to, sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which such Individual Property is located.

(b)                                 All insurance provided for in Section 6.1(a) above shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds.  The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by at least two (2) of the Rating Agencies, including (i) S&P, (ii) Fitch, and (iii) Moody’s, if Moody’s is rating the Securities.  The Policies described in Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee.  Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies. Evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender once they are due.

(c)                                  Any blanket insurance Policy shall specifically allocate to each Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only such Individual Property in compliance with the provisions of Section 6.1(a) hereof.

(d)                                 All Policies of insurance provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(vii), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e)                                  All Policies shall contain clauses or endorsements to the effect that:

(i)                                     no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)                                  the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice to Lender and any other party named therein as an additional insured;

(iii)                               the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv)                              Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)                                   If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, after five (5) Business Days written notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate.  All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

(g)                                  Notwithstanding the foregoing, if Dollar General provides insurance satisfying the requirements hereof with respect to its Improvements at any Individual Property, such insurance shall satisfy Borrower’s obligations hereunder, provided that (x) such insurance shall name each of Borrower and Lender as the additional insured, and (y) the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance Conditions” shall mean that (i) no default shall exist under the applicable Dollar General Lease beyond the expiration of any applicable notice and cure periods, (ii) the applicable Dollar General Lease has not expired or been terminated and is in effect, (iii)  no Event of Default shall exist, and (iv) Borrower timely provides to Lender satisfactory evidence of all required insurance as to the applicable Dollar General Individual Property as required pursuant to this Agreement.  In the event that the insurance coverage provided by Dollar General is ineffective upon termination of the Dollar General Lease or otherwise fails to satisfy the requirements of Section 6.1 above, in whole or in part, Borrower shall, or shall cause Guarantor to, provide a “different in conditions” policy that insures the Tenant’s premises in accordance with the terms of this Section 6.1 above.

Section 6.2                                   Casualty. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of such Individual Property pursuant to Section 6.4 hereof as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof (a “Restoration”).  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.  Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.  In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Relevant Restoration Threshold and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3                                   Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual

Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings.  Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt.  Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If any portion of an Individual Property is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of such Individual Property pursuant to Section 6.4 hereof and otherwise comply with the provisions of Section 6.4 hereof.  If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Notwithstanding the foregoing provisions of this Section 6.3, and Section 6.4 hereof, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the Lien of any Mortgage in connection with a Condemnation (but taking into account any proposed Restoration on the remaining portion of the applicable Individual Property), the Loan to Value Ratio is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust), the principal balance of the Loan must be paid down by the least of the following amounts:  (i) the net Condemnation Proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the Loan to Value Ratio (as so determined by Lender) does not increase after the release, unless the Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgages.

Section 6.4                                   Restoration. The following provisions shall apply in connection with the Restoration of any Individual Property:

(a)                                 If the Net Proceeds shall be less than the Relevant Restoration Threshold and the costs of completing the Restoration shall be less than the Relevant Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) hereof are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)                                 If the Net Proceeds are equal to or greater than the Relevant Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Relevant Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4.  The term “Net Proceeds” for purposes of this Section 6.4 shall mean:  (1) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (2) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)                                     The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A)                               no Event of Default shall have occurred and be continuing;

(B)                               (1) in the event the Net Proceeds are Insurance Proceeds, and (x) less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (y) Borrower is required under a Lease exceeding the Relevant Leasing Threshold to use the Net Proceeds for the Restoration of the Property, or (2) in the event the Net Proceeds are Condemnation Proceeds, and (x) less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land, or (y) Borrower is required under a Lease exceeding the Relevant Leasing Threshold to use the Net Proceeds for the Restoration of such Individual Property;

(C)                               Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in an Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower and/or Tenant, as applicable under the respective Lease, will make all necessary repairs and restorations thereto at their sole cost and expense.  The term “Rentable Space Percentage” shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to fifty percent (50%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to fifty percent (50%);

(D)                               Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E)                                Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii) hereof, if applicable, or (3) by other funds of Borrower;

(F)                                 Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Anticipated Repayment Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;

(G)                               the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H)                              the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I)                                   such Casualty or Condemnation, as applicable, does not result in the loss of access to the related Individual Property or the related Improvements;

(J)                                   the Debt Service Coverage Ratio for the affected Individual Property, after giving effect to the Restoration, based on the trailing six (6) month period immediately preceding the date of determination, shall be equal to or greater than 2.0 to 1.0;

(K)                              Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget should be consistent with restoration budgets of similar retail properties then owned and operated by nationally recognized owners and operators of retail properties located in the areas in which the applicable Individual Property is located; and

(L)                                the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration.

(ii)                                  The Net Proceeds shall be held by Lender in an interest-bearing Eligible Account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and Other Obligations under the Loan Documents.  The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the applicable Title Insurance Policy.

(iii)                               All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”), such review and acceptance not to be unreasonably withheld or delayed.  Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Lender and the Casualty Consultant, such review and acceptance not to be unreasonably withheld or delayed.  All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv)                              In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage.  The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.  The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the related Title Insurance Policy, and Lender receives an endorsement to the related Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement.  If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)                                 Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)                              If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and Other Obligations under the Loan Documents.

(vii)                           The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be deposited in the Cash Management Account to be disbursed in accordance with this Agreement, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(c)                                  All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) hereof may be retained and applied by Lender toward the payment of the Debt in accordance with Section 2.4.2 hereof, whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper (provided no Event of Default exists, Borrower shall not be required to pay any Yield Maintenance Premium in connection with such payment), or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

(d)                                 Notwithstanding anything in Section 6.4(a), (b) or (c) above, if immediately after giving effect to the release of a portion of the Property taken through Condemnation, the Loan To Value ratio of the remaining Property, as determined by Lender in its sole discretion using any commercially reasonable valuation method, exceeds 125%, all Condemnation Proceeds shall be retained and applied by Lender toward the payment of the Debt in accordance with Section 2.4.2 hereof, whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper.

(e)                                  In the event of foreclosure of the Mortgage with respect to an Individual Property, or other transfer of title of an Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning such Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(f)                                   Lender shall with reasonable promptness following any Casualty or Condemnation notify Borrower whether or not Net Proceeds are required to be made available to Borrower for Restoration pursuant to this Section 6.4.  All Net Proceeds not required to be made available for Restoration shall be retained and applied by Lender in accordance with Section 2.4.2(a) hereof (a “Net Proceeds Prepayment”).  If such Net Proceeds Prepayment with respect to any Casualty or Condemnation shall be equal to or greater than sixty percent (60%) of the applicable Release Amount, the applicable Individual Borrower shall have the right to elect to prepay the Release Amount of the applicable Individual Property in whole, but not in part (a “Casualty/Condemnation Prepayment”) in accordance with Section 2.4.2(b) hereof upon satisfaction of the following conditions:  (i) within thirty (30) days following the proposed date of the intended Net Proceeds Prepayment, Borrower shall provide Lender with written notice of Borrower’s intention to prepay the applicable Release Amount less the amount of the Net Proceeds Prepayment, (ii) Borrower shall prepay the applicable Release Amount in accordance with Section 2.4.2(b) hereof on or before the second Payment Date (or, if such day is not a Business Day, the immediately succeeding Business Day) occurring following the proposed date of the intended Net Proceeds Prepayment, and (iii) no Event of Default shall exist on the date of such Casualty/Condemnation Prepayment.  Notwithstanding anything in Section 6.2 or Section 6.3 to the contrary, Borrower shall not have any obligation to commence Restoration of the applicable Individual Property upon delivery of the written notice set forth in clause (i) of the preceding sentence (unless Borrower subsequently shall fail to satisfy the requirement of clause (ii) of the preceding sentence).

(g)                                  If a Tenant leases all or substantially all of a building located on an Individual Property, and the Improvements thereon suffer a Casualty or Condemnation, then provided (i) such Tenant is not in monetary or material non-monetary default under its Lease, (ii) such Lease remains in full force and effect notwithstanding such Casualty or Condemnation, (iii) such Tenant remains liable for the obligations under such Lease (without reduction or abatement unless covered by business interruption/rent loss insurance), and (iv) such Lease requires Restoration of the Improvements, such Lease shall govern and control in the event of a conflict between the foregoing provisions of this Section 6.4 and such Lease.

ARTICLE VII - RESERVE FUNDS

Section 7.1                                   Intentionally Omitted.

Section 7.2                                   Tax and Insurance Escrow Fund. Borrower shall pay to Lender (a) on the Closing Date an initial deposit and (b) on each Payment Date thereafter (i) one-twelfth (1/12) of the Taxes and Other Charges that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth

(1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Escrow Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Tax and Insurance Escrow Account”).  Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage.  In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; provided, however, Lender shall use reasonable efforts to pay such real property taxes sufficiently early to obtain the benefit of any available discounts to which it has knowledge.  If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes, Other Charges and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund.  The Tax and Insurance Escrow Fund shall be held by Lender in an interest-bearing account and shall at Lender’s option be held in Eligible Account at an Eligible Institution.  All interest earned on the Tax and Insurance Escrow Fund shall be for the benefit of Borrower but shall be added to and become a part of the Tax and Insurance Escrow Fund.  If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes, Other Charges and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and Other Charges and/or thirty (30) days prior to expiration of the Policies, as the case may be.

Notwithstanding anything to the contrary hereinbefore contained, Lender shall waive the requirement set forth herein for Borrower to make deposits for the payment of Insurance Premiums (for an individual building on an Individual Property) into the Tax and Insurance Escrow Fund so long as (a) no Event of Default has occurred and is continuing, (b) each Dollar General Lease remains in full force and effect with no event of default thereunder, (c) Dollar General is required under the applicable Dollar General Lease to provide, and does provide, a Policy that satisfies the applicable requirements of Section 6.1 hereof (including, without limitation, naming Lender as an additional insured) and pays the related Insurance Premiums directly to the applicable insurance company, and (d) Borrower delivers to Lender not less than thirty (30) days prior to the expiration dates of the applicable Policies certificates of insurance evidencing such Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder.

Further notwithstanding anything to the contrary hereinbefore contained, Lender shall waive the requirement set forth herein for Borrower to make deposits for the payment of Taxes into the Tax and Insurance Escrow Fund so long as (a) no Event of Default then exists, (b) Dollar General (x) with respect to each Individual Property, occupies one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property, and (y) is required under each Dollar General Lease to pay, and does pay, Taxes directly to the appropriate public office, (c) Borrower provides to Lender, at least ten (10) days prior to the date on which such Taxes would be delinquent, evidence satisfactory (as determined by Lender) that such Taxes have been paid by Dollar General, and (d) each Dollar General Lease remains in full force and effect with no event of default thereunder.

Section 7.3                                   Intentionally Omitted.

Section 7.4                                   Intentionally Omitted.

Section 7.5                                   Excess Cash Flow Reserve Fund.

7.5.1                     Deposits to Excess Cash Flow Reserve Fund.  During a Cash Sweep Period prior to the Anticipated Repayment Date, all Excess Cash Flow in the Cash Management Account shall be deposited with Lender and held by Lender as additional security for the Loan and amounts so held shall be hereinafter referred to as the “Excess Cash Flow Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account”.  If on or prior to the Anticipated Repayment Date Borrower does not pay to Lender the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgages and the other Loan Documents, then, on the Anticipated Repayment Date, all funds in the Excess Cash Flow Reserve Account and all Excess Cash Flow that accrues thereafter shall be applied pursuant to the second sentence of Section 2.3.2 hereof (including, for the avoidance of doubt, any and all termination fees payable to Borrower by Dollar General under the Dollar General Lease).  Following the Anticipated Repayment Date, all Excess Cash Flow in the Cash Management Account shall be applied by Lender pursuant to Section 2.3.2 hereof.

7.5.2                     Release of Excess Cash Flow Reserve Funds.  Upon the occurrence of a Cash Sweep Event Cure, all Excess Cash Flow Reserve Funds shall be deposited into the Lockbox Account to be disbursed in accordance with Section 2.7.1 hereof.  Any Excess Cash Flow Reserve Funds remaining after the Debt has been paid in full shall be paid to Borrower..

Section 7.6                                   Reserve Funds, Generally.

(a)                                 Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt.  Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

(b)                                 Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.  In addition, if an Event of Default shall exist, Borrower shall not be entitled to disbursements from any Reserve Fund.

(c)                                  The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.  The Reserve Funds shall be held in an Eligible Account in Permitted Investments as directed by Lender or Lender’s Servicer.  All interest on a Reserve

Fund other than the Excess Cash Flow Reserve Fund (which shall accrue for the benefit of Lender) shall be added to and become a part thereof and shall be disbursed in accordance with the terms hereof.  Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower.

(d)                                 Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(e)                                  Neither Lender nor Lender’s Servicer shall be liable for any loss sustained on the investment of any funds constituting the Reserve Funds unless occasioned by the gross negligence or willful misconduct of Lender and/or Lender’s Servicer, as applicable.  Borrower shall indemnify Lender and Servicer and hold Lender and Servicer harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established unless occasioned by the gross negligence or willful misconduct of Lender and/or Lender’s Servicer, as applicable, provided, however, it being acknowledged and agreed that any default in the payment under a Permitted Investment shall not constitute the gross negligence or willful misconduct of Lender and/or Lender’s Servicer.  Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f)                                   The required monthly deposits into the Reserve Funds and the Monthly Debt Service Payment Amount, shall be added together and shall be paid as an aggregate sum by Borrower to Lender.

(g)                                  Any amount remaining in the Reserve Funds after the Debt has been paid in full shall be returned to Borrower.

ARTICLE VIII - DEFAULTS

Section 8.1                                   Event of Default.

(a)                                 Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)                                     if any portion of the Debt is not paid when due, except, with respect to the payment of the Monthly Debt Service Payment Amount during a Cash Sweep Period caused solely by a DSCR Trigger, to the extent there are sufficient funds in the Cash Management Account to pay such Monthly Debt Service Payment Amount when due;

(ii)                                  if any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, except to the extent that (x) Borrower is contesting the same in accordance with the terms of Section 5.1.2 hereof, or (y) during a Cash Sweep Period caused solely by a DSCR Trigger, there are sufficient funds in the Tax and Insurance Escrow Account (after deducting funds deposited into such account in respect of Premiums) to pay such Taxes or Other Charges and Lender fails to or refuses to pay the same to the extent required under this Agreement;

(iii)                               if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within ten (10) days of request;

(iv)                              if Borrower Transfers or otherwise encumbers any portion of any Individual Property without Lender’s prior written consent (to extent such consent is required) or otherwise violates any of the provisions of this Agreement and Article 6 of the Mortgage;

(v)                                 if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi)                              if Borrower or Principal shall make an assignment for the benefit of creditors;

(vii)                           if a receiver, liquidator or trustee shall be appointed for Borrower or Principal or any other guarantor under any guarantee issued in connection with the Loan or if Borrower or Principal shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Principal, or if any proceeding for the dissolution or liquidation of Borrower or Principal shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Principal upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)                        if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix)                              if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default;

(x)                                 if Borrower breaches any covenant contained in Section 4.1.30 hereof or any negative covenant contained in Section 5.2 hereof;

(xi)                              with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii)                           intentionally omitted;

(xiii)                        intentionally omitted;

(xiv)                       if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for five (5) days after notice to Borrower from Lender;

(xv)                          if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xiv) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days; or

(xvi)                       if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to any Individual Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b)                                 Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2                                   Remedies.

(a)                                 Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of any Individual Property.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.  Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b)                                 With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in any preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties, or any part thereof, in its absolute discretion in respect of the Debt.  In addition, to the extent permitted by applicable law, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances:  (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect.  Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

(c)                                  Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Borrower hereby absolutely and irrevocably appoints Lender following the occurrence of an Event of Default as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power.  Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d)                                 As used in this Section 8.2, a “foreclosure” shall to the extent permitted by applicable law, include, without limitation, any sale by power of sale

Section 8.3                                   Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise.  Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX - SPECIAL PROVISIONS

Section 9.1                                   Securitization.

9.1.1                     Sale of Notes and Securitization.

(a)                                 Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”).

(b)                                 At the request of Lender, and to the extent not already required to be provided by or on behalf of Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization.  Lender shall have the right to provide to prospective investors and the Rating Agencies any information in its possession, including, without limitation, financial statements relating to Borrower, Guarantor, if any, mezzanine borrower, if any, the Property and any Tenant of the Improvements.  Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Property may be included in a private placement memorandum, prospectus or other disclosure documents (the “Disclosure Documents”).  Borrower agrees that each of Borrower, Principal, Guarantor, and their respective officers and representatives, shall, at Lender’s request, at its sole cost and expense, cooperate with Lender’s efforts to arrange for a Securitization in accordance with the market standards to which Lender customarily adheres and/or which may be required by prospective investors and/or the Rating Agencies in connection with any such Securitization.  Borrower, Principal, Guarantor and mezzanine borrower, if any, agree to review, at Lender’s request in connection with the Securitization, the Disclosure Documents as such Disclosure Documents relate to Borrower, Principal, Guarantor, the mezzanine borrower, if any, the Property and the Loan, including without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgage,” “Description of the Mortgage Loan and Mortgaged Property,” “The Manager,” “The Borrower,” and “Certain Legal Aspects of the Mortgage Loan,” and at Lender’s request shall confirm that the factual statements and representations contained in such sections and such other information in the Disclosure Documents (to the extent such information relates to, or is based on, or includes any information regarding the Property, Borrower, Guarantor, the mezzanine borrower, if any, Manager and/or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

(c)                                  Borrower agrees to make upon Lender’s written request, without limitation, all structural or other changes to the Loan (including delivery of one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan and such new notes or modified note may have different interest rates and amortization schedules), modifications to any documents evidencing or securing the Loan, creation of one or more mezzanine loans (including amending Borrower’s organizational structure to provide for one or more mezzanine borrowers), delivery of opinions of counsel acceptable to the Rating Agencies or potential investors and addressing such matters as the Rating Agencies or potential investors may require, and/or (prior to Securitization of the Loan) to cross-default and/or cross-collateralize the Loan with an Affiliate Loan; provided, however, that in creating such new notes or modified notes or mezzanine notes Borrower shall not be required to modify (i) the overall interest rate of the Note at the time of the creation of such new notes or modified notes or mezzanine notes (i.e. the initial weighted average interest rate payable under such new notes or modified notes or mezzanine notes shall equal the Applicable Interest Rate), (ii) the stated maturity of the Note, (iii) the aggregate amortization of principal of the Note, (iv) any other material economic term of the Loan, or (v) decrease the time periods during which Borrower is permitted to perform its obligations under the Loan Documents.  Notwithstanding Lender’s agreement that the initial weighted average interest rate payable under the Note shall not change, Borrower acknowledges (1) that such new notes or modified notes or mezzanine notes may, in connection with the application of principal to such new notes or modified note, subsequently cause the weighted average coupon of such new notes or modified notes or mezzanine notes to change, and (2) that Lender may apply principal, interest rates and amortization of the Loan between such new components in a manner specified by Lender in its sole discretion such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum bond execution for the Loan.  In connection with the foregoing, Borrower covenants and agrees to modify the Cash Management Agreement to reflect the newly created components and/or mezzanine loans.

(d)                                 Intentionally omitted.

(e)                                  If requested by Lender, Borrower shall provide Lender, promptly upon request, with any financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any amendment, modification or replacement thereto or other legal requirements in connection with any private placement memorandum, prospectus or other disclosure documents or any filing pursuant to the Exchange Act in connection with the Securitization or as shall otherwise be reasonably requested by Lender.

9.1.2                     Securitization Costs. All costs and expenses incurred by Borrower and Guarantor in connection with this Section 9.1 will be paid by Borrower or Guarantor, respectively.  Notwithstanding the foregoing, all reasonable third-party out-of-pocket costs and expenses incurred by Borrower and Guarantor in connection with requests made under Section 9.1.1(b) or (c) (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

Section 9.2                                   Uncross of Properties.  Each Individual Each Individual Borrower agrees that Lender shall have the right, at any time and from time to time, to release any Individual Property (the “Affected Property”) or Individual Borrower from the cross-defaulting and/or the cross-collateralization effected pursuant to the grant of the applicable Mortgage from such Individual Borrower and secured by the lien of the applicable Mortgage.  In furtherance thereof, Lender shall have the right to (i) sever or divide the Note and the other Loan Documents in order to allocate to such Affected Property the portion of the Loan allocable to such Individual Property (the “Release Amount”) evidenced by a new note and secured by such other loan documents (collectively, the “New Note”) having a principal amount equal to the Release Amount applicable to such Affected Property, (ii) segregate the applicable portion of each of the Reserve Funds relating to the Affected Property, (iii) release any cross-default and/or cross-collateralization provisions applicable to such Affected Property and (iv) take such additional action consistent therewith; provided, that such New Note secured by such Affected Property, together with the Loan Documents secured by the remaining Properties, shall not increase in the aggregate (A) any monetary obligation of Borrower under the Loan Documents (provided, however, it being acknowledged and agreed that such New Note shall immediately after the dividing of the Note have the same initial weighted average coupon as the original Note prior to such dividing, notwithstanding that such New Note may, in connection with the application of principal to such New Note, subsequently cause the weighted average coupon of such New Note to change (but not increase, except that the weighted average coupon may subsequently increase due to prepayments or if an Event of Default shall occur)), or (B) any other obligation of Borrower under the Loan Documents in any material respect.  In connection with the transfer of any such Affected Property as provided for in this Section 9.2, the Loan shall be reduced by an amount equal to the amount of the New Note applicable to such Affected Property and the new loan secured by such Affected Property and the New Note shall be in an amount equal to such Release Amount.  Subsequent to the release of the Affected Property from the lien of the Loan pursuant to this Section 9.2, the balances of the components of the Loan shall be the same as they would have been had a prepayment occurred in an amount equal to the Release Amount of the Affected Property.  At the request of Lender, each Individual Borrower shall otherwise cooperate with Lender in its attempt to satisfy all requirements necessary in order for Lender to obtain written confirmation from the Rating Agencies that such transfer of the Affected Property from the Securitization and splitting of the Loan shall not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof, which requirements shall include, without limitation:  (A) delivery of evidence that the single purpose nature and bankruptcy remoteness of each Individual Borrower owning an Individual Property other than the Affected Property following such release have not been adversely affected and are in accordance with the terms and provisions of this Agreement (which evidence may include a “bring-down” of a bankruptcy non-consolidation opinion from counsel acceptable to the Rating Agencies); and (B) the execution of such documents and instruments and delivery by Lender of such opinions of counsel as are typical for similar transactions, including, an opinion of counsel that the release of the Affected Property will not be a “significant modification” of this Loan within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury and that all other requirements applicable, if any, to the REMIC Trust the holds the Note (if applicable), have been satisfied or have not otherwise been violated.  All reasonable third party costs and expenses incurred by Borrower and Guarantor in connection with Borrower’s complying with this Section 9.2 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

Section 9.3                                   Exculpation.  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents.  The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b)

impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any assignment of leases contained in each of the Mortgages; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower (but not Guarantor) in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and expenses reasonably incurred) arising out of or in connection with the following:

(i)                                     fraud or intentional misrepresentation by any Individual Borrower, Principal or Guarantor in connection with the Loan;

(ii)                                  the gross negligence or willful misconduct of any Individual Borrower, Principal or Guarantor;

(iii)                               material physical waste of any Individual Property;

(iv)                              the removal or disposal of any portion of any Individual Property after an Event of Default;

(v)                                 the misapplication or conversion by any Individual Borrower, Principal or Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to any Individual Property which are not applied by Borrower in accordance with this Agreement, (B) any Awards received in connection with a Condemnation of all or a portion of any Individual Property which are not applied by Borrower in accordance with this Agreement, (C) any Rents following an Event of Default, or (D) any Rents paid more than one month in advance;

(vi)                              failure to pay charges for labor or materials or other charges or judgments that can create Liens on any portion of any Individual Property (other than resulting from Lender’s failure to pay Taxes from the Tax and Insurance Escrow Fund provided that (A) no other Event of Default shall then exist, (B) each of Borrower has performed all of its respective obligations under Sections 5.1.2 and 7.2 hereof, and (C) sufficient funds are then on deposit therein and such funds are allocated for the payment of such Taxes), provided, that, if (i) such Lien is fully bonded to the satisfaction of Lender (which bond shall create no obligations on the part of Borrower), and (ii) such Lien is discharged of record, Borrower shall not have any liability to Lender for such Lien under this Section 9.3;

(vii)                           failure to appoint a new property manager upon the request of Lender as permitted under this Agreement;

(viii)                        any security deposits, advance deposits or any other deposits collected with respect to any Individual Property which are not delivered to Lender upon a foreclosure of such Individual Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(ix)                              any materially incorrect or inaccurate statement, representation or certification set forth in any estoppel from Borrower dated on or about the date hereof and delivered in connection with the closing of the Loan; provided, however, that upon Borrower providing to Lender an estoppel certificate from Dollar General with respect to each Dollar General Lease on Lender’s or Dollar General’s standard form of estoppel in form and substance reasonably satisfactory to Lender, Borrower shall not have any further liabilities or obligations to Lender under this Section 9.3(g)(x); or

(x)                                 relating, directly or indirectly, to any failure of the Individual Property located in Robertsdale, Alabama to be comprised of one (1) or more parcels which constitute a separate tax lot or lots; provided, however, that upon Borrower providing to Lender evidence satisfactory to Lender that the relevant taxing authority has assigned such separate tax parcel identification numbers to such Individual Property, Borrower shall not have any further liabilities or obligations to Lender under this Section 9.3(g)(x) to the extent that such liabilities and/or obligations first arose on or after such date.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower or Principal filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against any Individual Borrower or Principal under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which any Individual Borrower, Principal or Guarantor colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Individual Borrower or Principal from any Person; (c) any Individual Borrower or Principal filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) any Individual Borrower or Principal consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for any Individual Borrower or Principal or any Individual Property (or any portion thereof); (e) any Individual Borrower or Principal making an assignment for the benefit of creditors, or admitting in writing in any insolvency or bankruptcy proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first full monthly payment under the Note not being paid within five (5) days of notice that such payment is late (provided, however, that such grace period relates only to the recourse trigger described in this paragraph); (iii) if any Individual Borrower fails to permit on-site inspections of any Individual Property (subject to the rights of tenants), or fails to provide financial information subject to any applicable cure period (except for financial information required to be delivered by a tenant pursuant to the applicable Lease that has not been delivered to any Individual Borrower, provided such Individual

Borrower has requested such financial information from such tenant); (iv) if any Individual Borrower fails to maintain its status as a Special Purpose Entity, breaches any representation or fails to comply with any warranty or covenant set forth in Section 4.1.30 hereof; (v) if any Individual Borrower or any Principal fails to obtain Lender’s prior written consent (to extent such consent is required) to any Indebtedness or other voluntary Lien; or (vi) the failure of any Individual Borrower to obtain Lender’s prior written consent (to extent such consent is required) to any Transfer as required by this Agreement or the Mortgages.  Notwithstanding the provision set forth in clause (v) of this paragraph, a voluntary Lien other than a Lien securing an extension of credit filed against any Individual Property shall not constitute a full recourse trigger for purposes of this paragraph provided such Lien (A) is fully bonded to the satisfaction of Lender and discharged of record within ninety (90) days of filing, or (B) within such ninety (90) day period, Lender receives affirmative title insurance from the title insurance company insuring the lien of the applicable Mortgage that such Lien is subject and subordinate to the lien of such Mortgage and no enforcement action is commenced by the applicable Lien holder.  Upon the satisfaction of the conditions set forth in the preceding sentence with respect to the recourse trigger described in clause (v) above, or the acceptance by Lender of any cure by Borrower of a recourse trigger described in clauses (ii), (iii) or (vi) above (which Lender is not obligated to accept and may reject or accept in its sole and absolute discretion), the Debt shall no longer be fully recourse to Borrower solely as a result of such trigger, provided, however, Borrower shall remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger.

Section 9.4                                   Matters Concerning Manager.  If (a) an Event of Default hereunder has occurred and remains uncured, (b) Manager shall become subject to a Bankruptcy Action, or (c) a default occurs under the Management Agreement (beyond any applicable cure period), Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.  In addition and without limiting the rights of Lender hereunder or under any of the other Loan Documents, in the event that (i) the Management Agreement is terminated, (ii) the Manager no longer manages the related Individual Property, or (iii) a receiver, liquidator or trustee shall be appointed for Manager or if Manager shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Manager, or if any proceeding for the dissolution or liquidation of Manager shall be instituted, then Borrower (at Borrower’s sole cost and expense) shall immediately, in its name, establish new deposit accounts separate from any other Person with a depository satisfactory to Lender into which all Rents and other income from the related Individual Property shall be deposited and shall grant Lender a first priority security interest in such account pursuant to documentation satisfactory in form and substance to Lender.

Section 9.5                                   Servicer.  At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer.  Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for the following costs and expenses payable by Lender to Servicer as a result of the Loan becoming specially serviced: (i) any liquidation fees that are due and payable to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement, (ii) any workout fees and special servicing fees that are due and payable to Servicer under the Servicing Agreement, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis, and (iii) the costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement).  Provided no Event of Default shall exist, if Servicer proposes to transfer the servicing of the Loan to a Servicer that is a special servicer based on Servicer’s judgment that a Default in the payment of Debt Service is reasonably foreseeable, Servicer shall use good faith efforts to consult with Borrower before transferring the servicing of the Loan, except in those instances in which Servicer determines in its sole discretion that the failure to so transfer the servicing of the Loan would materially and adversely affect the holders of the Securities, and Borrower acknowledges and agrees that any such consultation shall be conducted on a non-binding basis and any decision by Servicer to transfer the Loan to a special servicer shall be final and binding on, and shall not be subject to challenge by, Borrower.

ARTICLE X - MISCELLANEOUS

Section 10.1                            Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2                            Lender’s Discretion.  Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3                            Governing Law.

(a)                                 THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO

THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)                                 ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW

YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4                            Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5                            Delay Not a Waiver.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6                            Notices.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:                                                                           JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179

Attention:  Joseph E. Geoghan
Facsimile No.: (212) 834-6029

with a copy to:                                                               JPMorgan Chase Bank, National Association
Four New York Plaza, 20th Floor
New York, NY 10004
Attention:  Nancy Alto
Facsimile No.: (212) 623-4779

with an additional copy to:                                              Katten Muchin Rosenman LLP
550 South Tryon Street, Ste. 2900
Charlotte, North Carolina 28202-4213
Attention:  Daniel S. Huffenus, Esq.
Facsimile No.:  (704) 344-3056

If to Borrower:                                                               c/o Inland Real Estate Income Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Attention:  JoAnn McGuinness
Facsimile No.:  (630) 368-2218

With a copy to:                                                            The Inland Real Estate Group, Inc./Law Department.
2901 Butterfield Road
Oak Brook, IL 60523
Attention:  General Counsel
Facsimile No.:  (630) 218-4900

A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 10.7                            Trial by Jury.  EACH OF BORROWER AND LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

Section 10.8                            Headings.  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9                            Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10                     Preferences.  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder.  To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11                     Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12                     Remedies of Borrower.  To the extent permitted by applicable law, in the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  To the extent permitted by applicable law, the parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13                     Expenses; Indemnity.

(a)                                 Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (except for those costs and expenses expressly assumed herein or in the other Loan Documents by Lender); (iv) except as otherwise provided in this Agreement, the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, any Individual Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties (including, without limitation, any reasonable and customary fees incurred by Servicer that is a master servicer or Servicer in connection with the transfer of the Loan to a Servicer that is a special servicer prior to or following a Default or an Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.  Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account or Cash Management Account, as applicable.

(b)                                 BORROWER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR THE INDEMNIFIED PARTY IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING COMMENCED OR THREATENED, WHETHER OR NOT THE INDEMNIFIED PARTY SHALL BE DESIGNATED A PARTY THERETO), THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTY IN ANY MANNER RELATING TO OR ARISING OUT OF (I) ANY BREACH BY BORROWER OF ITS OBLIGATIONS UNDER, OR ANY MATERIAL MISREPRESENTATION BY BORROWER CONTAINED IN, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR (II) THE USE OR INTENDED USE OF THE PROCEEDS OF THE

LOAN (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED, HOWEVER, THAT BORROWER SHALL NOT HAVE ANY OBLIGATION TO THE INDEMNIFIED PARTY HEREUNDER TO THE EXTENT THAT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, ILLEGAL ACTS, FRAUD OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.  TO THE EXTENT THAT THE UNDERTAKING TO INDEMNIFY, DEFEND AND HOLD HARMLESS SET FORTH IN THE PRECEDING SENTENCE MAY BE UNENFORCEABLE BECAUSE IT VIOLATES ANY LAW OR PUBLIC POLICY, BORROWER SHALL PAY THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY THE INDEMNIFIED PARTY.

(c)                                  Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14                     Schedules Incorporated.  The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15                     Offsets, Counterclaims and Defenses.  Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16                     No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)                                 Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

(b)                                 This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17                     Publicity.  All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, JPMorgan Chase Bank, National Association or any of their Affiliates shall be subject to the prior written approval of Lender and JPMorgan Chase Bank, National Association in their sole discretion.  All news releases, publicity or advertising by Lender through any media intended to reach the general public which refers solely to the Borrower or to the Loan made by the Lender to the Borrower shall be subject to the prior written approval of Borrower, provided however, the foregoing shall not apply to Provided Information included in disclosure documents in connection with a Securitization.

Section 10.18                     Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

(a)                                 Each Individual Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately.  Each Individual Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance

(b)                                 To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Properties, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever.  In addition, each Individual Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to an Individual Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure each

Individual Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

Section 10.19                     Waiver of Counterclaim.  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20                     Conflict; Construction of Documents; Reliance.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and, to the extent permitted by applicable law, Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies.  Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21                     Brokers and Financial Advisors.  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Inland Mortgage Brokerage Corporation, Borrower shall pay all amounts owed to Inland Mortgage Brokerage Corporation with respect to such transaction, and Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein.  The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22                     Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23                     Joint and Several Liability.  If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.  The parties hereto acknowledge that the defined term “Borrower” (as well as the defined term defining each other Collective Group) has been defined to collectively include each Individual Borrower (and in the case of each Collective Group, defined to collectively include each member of the same).  It is the intent of the parties hereto in determining whether (a) a breach of a representation or a covenant has occurred, (b) there has occurred a Default or Event of Default, or (c) an event has occurred which would create recourse obligations under Section 9.3 of this Agreement, that any such breach, occurrence or event with respect to any Individual Borrower (or with respect to any single member of a Collective Group) shall be deemed to be such a breach, occurrence or event with respect to every Individual Borrower (and in the case of each Collective Group, each member of the same) and that every Individual Borrower need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Individual Borrower (and likewise that each member of a Collective Group need not have been involved with such breach, occurrence or event in order for the same to be sdeemed such a breach, occurrence or event with respect to such Collective Group).  The term “Collective Group” as used in this Agreement shall refer to each of the groups of entities represented in this Agreement by the following defined terms:  Borrower and Principal.  The obligations and liabilities of each Individual Borrower shall be joint and several.

Section 10.24                     Certain Additional Rights of Lender (VCOC).  Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a)                                 the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances.  Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

(b)                                 the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c)                                  the right, in accordance with the terms of this Agreement, including, without limitation, Section 5.1.11 hereof, to receive monthly, quarterly and year end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d)                                 the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of any Individual Property).

The rights described above in this Section 10.24 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

Section 10.25                     Release of IREIC.  Upon satisfaction of all of the conditions set forth in Section 5.16 of the Guaranty and Section 25 of the Environmental Indemnity and the release of IREIC in accordance therewith, IREIC shall be deemed automatically released from all liability under the Guaranty, the Environmental Indemnity and the Joinder Agreement first accruing after such release and all references in this Agreement and the other Loan Documents to “Guarantor” shall be solely a reference to IREIT.

Section 10.26                     Post-Closing Matters.  Borrower shall use commercially reasonable efforts to deliver, or to cause to be delivered, to Lender within ten (10) Business Days after the date hereof, an original Subordination, Nondisturbance and Attornment Agreement with respect to each Dollar General Lease, each executed by Dollar General and the applicable Individual Borrower, and in recordable form and substance reasonably acceptable to Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

IREIT EAST BREWTON DG, L.L.C., a Delaware limited liability company

By:	IREIT DG SPE Member, L.L.C., a Delaware limited liability company, its sole member

	By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ David Z. Lichterman
Name: David Z. Lichterman
Title: Chief Accounting Officer

IREIT MADISONVILLE DG, L.L.C., a Delaware limited liability company

By:	IREIT DG SPE Member, L.L.C., a Delaware limited liability company, its sole member

	By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ David Z. Lichterman
Name: David Z. Lichterman
Title: Chief Accounting Officer

IREIT NEWPORT DG, L.L.C., a Delaware limited liability company

By:	IREIT DG SPE Member, L.L.C., a Delaware limited liability company, its sole member

	By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ David Z. Lichterman
Name: David Z. Lichterman
Title: Chief Accounting Officer

IREIT ROBERTSDALE DG, L.L.C., a Delaware limited liability company

By:	IREIT DG SPE Member, L.L.C., a Delaware limited liability company, its sole member

	By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ David Z. Lichterman
Name: David Z. Lichterman
Title: Chief Accounting Officer

IREIT WETUMPKA DG, L.L.C., a Delaware limited liability company

By:	IREIT DG SPE Member, L.L.C., a Delaware limited liability company, its sole member

	By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ David Z. Lichterman
Name: David Z. Lichterman
Title: Chief Accounting Officer

LENDER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By:	/s/ Jennifer Lewin
Name: Jennifer Lewin
Title: Vice President

JOINDER AGREEMENT

The undersigned (individually and collectively, “Joinder Party”) hereby acknowledges and agrees that it has read and reviewed the foregoing Loan Agreement to which this Joinder Agreement has been attached.  Capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.

Joinder Party hereby covenants, represents, warrants, acknowledges and agrees as follows:

(a)                                 Joinder Party has read and reviewed the Loan Agreement and is familiar with the terms and provisions thereof.

(b)                                 Joinder Party covenants and agrees to observe and perform all of the covenants and agreements of Joinder Party contained in Section 9.1 of the Loan Agreement and in subsection (f) of the definition of “Cash Sweep Event Cure” of the Loan Agreement.

(c)                                  The obligations of Joinder Party under this Joinder Agreement are enforceable against Joinder Party and are not subject to any defenses, offsets or counterclaims.

(d)                                 The provisions of this Joinder Agreement are for the benefit of Lender.

(e)                                  THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

JOINDER PARTY:

INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation

By:	/s/ Catherine L. Lynch
Name: Catherine L. Lynch
Title: CFO

INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ David Z. Lichterman
Name: David Z. Lichterman
Title: Chief Accounting Officer

SCHEDULE I

LIST OF BORROWERS

Borrower’s Name	State Organizational ID Number (If Appl.)
IREIT East Brewton DG, L.L.C., a Delaware limited liability company	5231082
IREIT Robertsdale DG, L.L.C., a Delaware limited liability company	5231085
IREIT Madisonville DG, L.L.C., a Delaware limited liability company	5231092
IREIT Newport DG, L.L.C., a Delaware limited liability company	5231098
IREIT Wetumpka DG, L.L.C., a Delaware limited liability company	5231088

SCH. I-1

SCHEDULE II

ALTERATION CONDITIONS

Prior to commencement of such Alterations, Borrower shall provide to Lender:

1.                                      Plans and specifications for such Alterations;

2.                                      Evidence that Borrower has obtained all necessary municipal approvals;

3.                                      A budget for such Alterations;

4.                                      A completion guaranty from Guarantor;

5.                                      The identity of the contractor(s) engaged in the Alterations, as well as copies of the contracts under which they have been engaged; and

6.                                     An affidavit certifying that the Alterations comply with all Applicable Laws, and do not violate the terms of any Leases.

Upon commencement of such Alterations, Borrower shall diligently prosecute same to completion, or if Borrower elects, to promptly remove such Alterations and restore the Property.

Upon completion (or removal) of such Alterations, Borrower shall provide to Lender:

1.                                      A certification from a licensed architect or engineer that the Alterations were completed (or removed) in accordance with all applicable approvals and Applicable Laws;

2.                                      A copy of a final certificate of occupancy with respect to the Alterations (unless certificates of occupancy are not available in the applicable jurisdiction);

3.                                      Lien waivers or other evidence that all sums due to others as a result of such Alterations have been paid in full;

4.                                      A revised survey reflecting such Alterations; and

5.                                      Either (a) a date down endorsement to the title policy issued to Lender in connection with the closing of the Loan, without new exceptions and confirming that no subordinate liens exist related to such Alterations, or (b) a so-called “comfort letter” from an independent attorney or title company confirming the foregoing.

SCHEDULE III

(ORGANIZATIONAL CHART OF BORROWER)

IREIT East Brewton DG, L.L.C.

Inland Real Estate Income Trust, Inc.,

a Maryland corporation

Sole Member

IREIT East Brewton DG, L.L.C.,

a Delaware limited liability company

IREIT Madisonville DG, L.L.C.

Inland Real Estate Income Trust, Inc.,

a Maryland corporation

Sole Member

IREIT Madisonville DG, L.L.C.,

a Delaware limited liability company

IREIT Newport DG, L.L.C.

Inland Real Estate Income Trust, Inc.,

a Maryland corporation

Sole Member

IREIT Newport DG, L.L.C.,

a Delaware limited liability company

IREIT Wetumpka DG, L.L.C.

Inland Real Estate Income Trust, Inc.,

a Maryland corporation

Sole Member

IREIT Wetumpka DG, L.L.C.,

a Delaware limited liability company

ORGANIZATIONAL CHART FOR

IREIT Robertsdale DG, L.L.C.

Inland Real Estate Income Trust, Inc.,

a Maryland corporation

Sole Member

IREIT Robertsdale DG, L.L.C.,

a Delaware limited liability company

SCHEDULE IV

FORM OF CASH MANAGEMENT AGREEMENT

SCHEDULE V

LEASING CONDITIONS

Such proposed Lease:

1.              Complies with restrictions of record, restrictions/exclusives in other Leases and Applicable Law (including zoning laws, regulations and ordinances);

2.              Contains base rent, allowance and other concessions consistent with local market terms;

3.              Contains commercially reasonable terms;

4.              Is subordinate to the Mortgage, and the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale;

5.              Does not contain any right of first refusal to purchase the Property (or any part thereof) or purchase option for all or part of the Property;

6.              Does not contain any early termination rights (other than termination rights vesting upon a violation of a co-tenancy, casualty or condemnation provision) vesting prior to five (5) years after the commencement date of the proposed Lease;

7.              Does not contain any terms that would materially adversely affect Lender’s rights under the Loan Documents;

8.              Contains a no merger of estates provision; and

9.              Provides that subleases and assignments do not affect tenant’s primary obligations, except that the proposed Lease may provide that the tenant may be released from its primary obligations thereunder in connection with an assignment of such Lease so long as the applicable Lease provision requires that (i) the tenant is not released from its obligations or liabilities under the Lease first arising or incurred prior to the assignment, (ii) the assignee assume all of the obligations of the tenant under the Lease, (iii) the assignee has a net worth reasonably acceptable to Lender, and (iv) the assignee has a creditworthiness reasonably acceptable to Lender.

SCHEDULE VI

Purchase Options / Rights of First Refusal

None

SCHEDULE VII

Intentionally Omitted

SCHEDULE VIII

Individual Properties

1.             19160 US Highway 90, Robertsdale, Alabama 36567

2.             107 Highway 411, Newport, Tennessee 37821

3.             805 Forrest Avenue, East Brewton, Alabama 36426

4.             57 Chapel Road , Wetumpka, Alabama 36092

5.             4225 Highway 411, Madisonville, Tennessee 37354

SCHEDULE IX

Release Amounts

Individual Property	Release Amount
19160 US Highway 90, Robertsdale, Alabama	$847,384
107 Highway 411, Newport, Tennessee	$586,130
805 Forrest Avenue, East Brewton, Alabama	$519,551
57 Chapel Road , Wetumpka, Alabama	$692,290
4225 Highway 411, Madisonville, Tennessee	$695,095